Exhibit 10.09
LEASE
     THIS LEASE is entered into by Landlord and Tenant described in the following Basic Lease Information on Dec. 1, 1999.
     Landlord and Tenant agree:
ARTICLE 1.00 BASIC LEASE INFORMATION
     In addition to the terms which are defined elsewhere in this Lease, the following defined terms are used in this Lease:
     (a) DATE: Dec. 1, 1999.
     (b) LANDLORD: Sonwil Development Group, L.L.C.
     (c) LANDLORD’S ADDRESS: 100 Sonwil Drive
Cheektowaga, NY 14225
Attention: Stuart J. Wilson,
Managing Member
with a copy at the
same time to: Zdarsky, Sawicki & Agostinelli
404 Cathedral Place
298 Main Street
Buffalo, New York 14202
Attention: Guy J. Agostinelli, Esq.
     (d) TENANT: Imaging and Sensing Technology Corporation
     (e) TENANT’S ADDRESS: 300 Westinghouse Circle
Horseheads, New York 14845
Attention: President

with a copy at the
same time to: Sayles, Evans, Brayton, Palmer
     & Tifft
One West Church Street
Elmira, New York 14901
Attn: James D. Young, Esq.
     (f) LEASED PREMISES: See Exhibit A
     (g) COMMENCEMENT DATE: The 1st day of the first month following the Substantial Completion of the Landlord’s Work as set forth in Section 3.01 hereinbelow or as extended pursuant to Section 3.03 hereinbelow. The Tenant shall take early occupancy of each Building upon the Substantial Completion of the Landlord’s Work with respect to such Building as hereinafter described.
     (h) EXPIRATION DATE: The last day of the month immediately prior to ten (10) years after the Commencement Date, subject to earlier termination as provided herein.
     (i) TERM: Ten (10) years, subject to earlier termination as provided herein.
     (j) BASE ANNUAL RENT: During the Term, Base Annual Rent as to each Building shall be the amounts set forth in Exhibit B.
     (k) BASE MONTHLY RENT: During the Term, Base Monthly Rent as to each Building shall be the amounts set forth in Exhibit B.
     (l) RENT: The Base Monthly Rent and Additional Rent.
     (m) ADDITIONAL RENT: Any amounts that this Lease requires Tenant to pay in addition to Base Annual Rent and Base Monthly Rent.

     (n) TENANT’S SHARE: Initially deemed to be 100.00%. (The said share may be re-determined by Landlord from time to time as either the numerator or denominator may change by dividing the Rentable Area of the Leased Premises by the Rentable Area of the Buildings and expressing the resulting quotient (to the second decimal place) as a percentage.
     (o) RENTABLE AREA OF THE BUILDINGS: Initially deemed to be 115,324 square feet in the aggregate as set forth in Exhibit A.
     (p) RENTABLE AREA OF THE LEASED PREMISES: Initially deemed to be 115,324 square feet in the aggregate as set forth in Exhibit A.
     (q) SECURITY DEPOSIT: None.
     (r) BUILDINGS: The buildings described in Exhibit A each of which are individually referred to as a “Building” and collectively referred to as the “Buildings”.
     (s) LANDLORD’S PROPERTY: The premises described in Exhibit A to this Lease and all improvements thereon, including without limitation, the Buildings, parking lots, walkways, driveways, landscaping and other improvements to be constructed thereon.
     (t) LEASED PREMISES: The premises described in Exhibit A and consisting of 115,324 square feet of space in the aggregate located in the Buildings as described in Exhibit A.
     (u) PRIME RATE: The rate of interest announced by Manufacturers and Traders Trust Company (the “Bank”) or any successor to it, as its prime rate. If the Bank or any successor to it ceases to announce its prime rate, the Prime Rate shall be a comparable interest rate designated by Landlord which replaces the Prime Rate.
     (v) BROKER: None

     (w) LEASE YEAR: A period of twelve (12) consecutive calendar months. The first Lease Year shall be deemed to begin on the Commencement Date Each subsequent Lease Year shall consist of the next succeeding periods of twelve (12) calendar months.
     These exhibits are attached to this Lease and made part of this Lease:
EXHIBIT A —	Identification of the Landlord’s Property and the Leased Premises including a legal description and survey of the Landlord’s Property and a site plan showing the location of the Leased Premises.

EXHIBIT B —	Base Annual Rent and Base Monthly Rent to be paid by the Tenant to the Landlord with respect to each of the Buildings which comprise the Leased Premises.

EXHIBIT C —	Landlord’s Work

EXHIBIT D —	Contingencies
ARTICLE 2.00 AGREEMENT
     Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby leases the Leased Premises from Landlord, according to the terms and conditions of this Lease.
ARTICLE 3.00 TERM, DELIVERY AND ACCEPTANCE OF LEASED PREMISES
     3.01 General. The duration of this Lease shall be the Term. The Term shall commence on the Commencement Date and shall expire on the Expiration Date.
     3.02 Delivery of Possession. Landlord shall construct or install in the Leased Premises the improvements to be constructed or installed by Landlord according to Exhibit C to this Lease and shall obtain a certificate of occupancy and all other permits and approvals required by any other applicable authorities except for permits and approvals required by Tenant’s particular use of the Buildings. Landlord shall be deemed to have delivered possession of a Building when the Landlord has achieved substantial completion of such Building with such substantial completion (“Substantial Completion”) being deemed to have occurred when such Building and the site improvements to the Landlord’s Property serving the same shall have been constructed so that such Building can be used for its intended purpose subject only to the completion of Landlord’s “punch-list” items which do not materially interfere with Tenant’s use and enjoyment of such Building. Landlord shall provide the Tenant with at least ten (10) days prior written notice when the Landlord expects to achieve Substantial Completion of a Building.
     3.03 Failure to Deliver Possession. Landlord shall not be liable to Tenant for any resultant loss or damage for failure to deliver possession within the time periods set forth in Exhibit C. No rent shall be charged as to a Building until the Landlord has achieved Substantial Completion of such Building.
     3.04 Early Access. If Tenant is permitted access to a Building prior to the Substantial Completion thereof for the purpose of installing fixtures or any other purpose permitted by Landlord, such early entry shall be at Tenant’s sole risk and subject to all the terms and conditions of this Lease as though the Commencement Date had occurred except that the payment of Base Monthly Rent shall commence upon the date of Substantial Completion of the Building. Tenant, its agents and employees shall not interfere with or delay Landlord’s completion of construction of the improvements, and all rights of Tenant under this Section 3.04 shall be subject to the requirements of all applicable building codes and zoning requirements. Landlord shall have the right to impose such additional conditions on Tenant’s early entry as Landlord, in its sole discretion, deems appropriate, and shall further have the right to require that Tenant execute an early-entry agreement containing such conditions prior to Tenant’s early entry.
     3.05 Condition of the Leased Premises. Prior to the date of Substantial Completion with respect to a Building, Tenant shall conduct a walk-through inspection of such Building with

Landlord and prepare a punch-list of items, if any, not completed in accordance with Exhibit C hereto with respect to such Building. By taking possession of a Building, Tenant shall be deemed to have accepted the Building in its condition on the date of delivery of possession except for: (i) the items specified in the foregoing punch-list; (ii) items specified in a supplemental punch-list prepared by Tenant within sixty (60) days after the taking of possession; and (iii) items discovered to be defective and covered by the general one (1) year warranty as to the work performed by Landlord’s contractors comprising the improvements which are part of the Leased Premises. No punch-list shall include any damage to the Building caused by Tenant’s move-in or early access, if permitted. Damage caused by Tenant shall, at Landlord’s option, be repaired or corrected by Landlord, at Tenant’s expense. The same process shall also apply to the exterior portions of the Building in that the Landlord and Tenant shall jointly inspect the same and prepare a punch list of all items deemed to be incomplete. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Leased Premises for the conduct of Tenant’s business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any improvements to the Leased Premises except as expressly provided in this Lease, including Exhibit C to this Lease. If Tenant fails to submit the punch-lists to Landlord prior to the Substantial Completion date of a Building or the exterior site improvements of the Landlord’s Property as set forth herein, it will be deemed that there are no items needing additional work or repair by Landlord with respect to such Building except for items covered by the warranties of Landlord’s contractors as set forth herein. Landlord’s contractors shall complete all proper punch-list items within sixty (60) days after each walk-through inspection as to a Building subject to availability of materials or equipment which may need to be ordered and, as to such items which may not be readily available, within thirty (30) days after receipt.
     3.06 Bond Transaction. This Lease is subject and subordinate to the CCIDA Lease (as hereinbelow defined), the Mortgage (as hereinbelow defined) and the Bond Documents (as hereinafter defined), and is further subject to the written approval of the Chemung County Industrial Development Agency (hereinbelow the “CCIDA”) and Bondholder (as hereinafter defined). Tenant acknowledges and agrees that Landlord’s Property, including the Leased Premises, is or will be owned by CCIDA and leased to Landlord under the CCIDA Lease. As used in this Lease, the following terms shall have the indicated meanings:
     a. “CCIDA Lease” shall mean the lease agreement to be entered into by and between CCIDA, as lessor, and Landlord, as lessee, covering the Landlord’s Property, a memorandum of which will be recorded in the Chemung County Clerk’s Office upon the closing of Landlord’s industrial revenue bond transaction with the CCIDA as such lease may be amended from time to time.
     b. “Mortgage” shall mean the Mortgage between CCIDA and Bondholder which will be recorded in the Chemung County Clerk’s Office upon the closing of the Landlord’s financing with respect to the construction of the Buildings and related site improvements or any mortgage amending, modifying or the same or any future financing covering the Landlord’s Property.
     c. “Bond Documents” shall mean the Mortgage and the other documents executed in connection with the CCIDA Industrial Development Revenue Bonds issued with respect to the 1999 Sonwil Development Group, L.L.C. Project, which documents will be contained in the closing binder therefor.
     d. “Bondholder” shall mean any lender or owner or holder of the Mortgage including any successor owner or holder of the Mortgage or any successor mortgagee.
     Without limiting any other term or condition of this Lease, Tenant shall execute and deliver to Landlord or its designee any agreements or certificates of subordination, attornment or estoppel referred to in the Bond Documents and requested by Landlord, CCIDA or Bondholder. Within ten (10) days of Tenant’s written request to the Landlord by notice as provided herein, the Landlord shall provide the Tenant with copies of any and all of the Bond Documents.

ARTICLE 4.00 BASE MONTHLY RENT
     4.01 General. Throughout the Term of this Lease, Tenant shall pay Base Annual Rent to Landlord as rent for the Leased Premises, and the same shall be payable as Base Monthly Rent in advance on or before the first (1st) day of each calendar month of the Term. In addition, with respect to each Building, Tenant shall be required to pay to the Landlord Base Monthly Rent from the date of Substantial Completion of such Building through the day prior to Commencement Date which Base Monthly Rent shall be appropriately prorated by Landlord as set forth in Exhibit B. Base Monthly Rent, and all Rent, shall be paid to Landlord, without notice or demand, and without deduction or offset, in lawful money of the United States of America at Landlord’s Address, or to such other person or at such other place as landlord may from time to time designate in writing.
ARTICLE 5.00 REAL ESTATE TAXES
     5.01 General. In addition to the Base Monthly Rent, Tenant shall pay, as Additional Rent, Tenant’s Pro Rata Share of all Real Estate Taxes (as hereinbelow defined) on Landlord’s Property (including the Building and all improvements thereon), to the extent the same are allocable to the Term of this Lease. As used herein, the term “Real Estate Taxes” shall mean all real estate taxes, assessments, sewer rents and other governmental charges levied or assessed against Landlord’s Property (including, without limitation, any sums payable in lieu thereof) to the extent the same are for all or part of a fiscal tax year within the Term of this Lease. Tenant acknowledges and agrees that the Landlord’s Property is or will be subject to payments in lieu of taxes pursuant to one or more agreements with the appropriate taxing authorities. A copy of the agreement providing for such payments in lieu of taxes shall be provided by the Landlord to the Tenant after the same is entered into. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax payable by Landlord.
     All sums payable by tenant under this Article 5.00 shall be paid within twenty (20) days after receipt from Landlord of a statement therefor containing the computation thereof. With such statement, the Landlord shall provide the Tenant with copies of the relevant bills or statements from taxing authorities as to the Real Estate Taxes payable by the Landlord with respect to the Property.
     The parties acknowledge that, pursuant to this Lease, the Tenant is required to reimburse the Landlord a percentage equal to the Tenant’s Pro-Rata Share of the Real Estate Taxes imposed with respect to the Landlord’s Property during the Term. By reason of the foregoing, at the Tenant’s written request, the Landlord shall undertake a periodic annual review of the proposed assessment for the Landlord’s Property by the assessing authority and review such assessment and comparable properties with the Tenant. In the event that the Tenant is desirous of Landlord challenging such assessment with respect to the Landlord’s Property and notifies the Landlord that the Tenant shall pay or reimburse the Landlord the Tenant’s Pro Rata Share of the costs thereof, Landlord shall commence and prosecute assessment reduction proceedings with the assessing authority. Any settlement of any such proceedings shall subject to the Tenant’s approval.
ARTICLE 6.00 INSURANCE
     6.01 Landlord’s Insurance. At all times during the term of this Lease, Landlord shall carry and maintain (a) fire and extended coverage insurance covering the Buildings, parking area and other common areas, the Buildings and equipment and common area furnishings and leasehold improvements in the Leased Premises, which insurance shall be carried at 100% of replacement value; (b) public liability and property damage insurance in the amount of at least $1,000,000 per occurrence for death, personal injury and property damage, and (c) such other insurance pertaining to Landlord’s Property (including, without limitation, rent-loss insurance and, in the event that the Landlord’s Property is located in a flood hazard area, flood insurance) as Landlord may be required to maintain by reason of provisions of the Bond Documents or as Landlord may otherwise maintain in its reasonable discretion. The insurance referred to in this Section 6.01 and in effect from time to time is hereinbelow referred to as “Landlord’s Insurance”.

     6.02 Amounts Payable by Tenant. In addition to Base Monthly Rent, Tenant shall pay, as Additional Rent, Tenant’s Pro Rata Share of any premiums payable for Landlord’s Insurance. All sums so payable shall be paid within twenty (20) days after receipt from Landlord of a statement containing the computation thereof. With such statement, the Landlord shall provide the Tenant with copies of the relevant bills or statements from the insurance agent or carrier as to the Landlord’s Insurance payable by the Landlord with respect to the Property. At the time that Landlord renews or replaces the Landlord’s Insurance covering the Landlord’s Property during the Term, the Landlord shall obtain at least three (3) quotes from comparable qualified sources of such insurance. Copies of such quotes shall be provided to the Tenant upon the Tenant’s written request.
     6.03 Tenant’s Insurance. At all times during the Term of this Lease, Tenant shall carry and maintain, at Tenant’s expense, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to Landlord:
     (a) Public liability and property damage liability insurance, with a combined single occurrence limit of not less than $1,000,000. All such insurance shall specifically include, without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in Article 21.00 of this Lease.
     (b) Insurance covering all of Tenant’s equipment, trade, fixtures, appliances, furnishings and personal property, from time to time in, on or upon the Leased Premises, in an amount not less than the full replacement cost without deduction for depreciation from time to time during the Term of this Lease, providing protection against all perils including within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk), boiler, flood, glass breakage and sprinkler leakage. All policy proceeds shall be used for the repair or replacement of the property damaged or destroyed; provided however, if this Lease ceases under the provisions of Article 18.00 hereinbelow, Tenant shall be entitled to any proceeds resulting from damage to Tenant’s equipment, trade fixtures, appliances, furniture and personal property, and Tenant shall be entitled to all other proceeds.
     (c) Workmen’s compensation insurance insuring against and satisfying Tenant’s obligations and liabilities under the workmen’s compensation laws of the State of New York.
     6.04 Forms of the Policies.
     (a) Certificates of insurance and evidence of the payment of all premiums of Tenant’s policies of insurance shall be delivered to Landlord prior to Tenant’s occupancy of the Leased Premises and from time to time at least thirty (30) days prior to the expiration of the term of each such policy. All such policies maintained by Tenant shall provide that they may not be terminated except after thirty (30) days’ prior written notice to Landlord, CCIDA and Bondholder. All public liability, property damage liability and casualty policies maintained by Tenant shall be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry.
     (b) Certificates of insurance and evidence of the payment of all premiums of Landlord’s policies of insurance shall be delivered to Tenant prior to Tenant’s occupancy of the Leased Premises and from time to time at least thirty (30) days prior to the expiration of the term of each such policy. All such policies maintained by Landlord shall provide that they may not be terminated except after thirty (30) days’ prior written notice to Tenant, CCIDA and Bondholder.
     6.05 Waiver of Subrogation. Landlord and Tenant each waive any and all rights to recover against the other or against any other tenant or occupant of the Buildings, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of such other party or of such other tenant or occupant of Landlord’s Property, for any loss or damage to such waiving party arising from any cause covered by any insurance required to be carried by Landlord pursuant to Article 6.00. Landlord and Tenant, from time to time, shall cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Landlord’s Property or the Leased Premises.
     6.06 Adequacy of Coverage. Landlord, its agents and employees make no representation that the limits of liability specified to be carried by Tenant pursuant to this Article 6.00 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant shall obtain, at Tenant’s sole expense, such additional insurance coverage as Tenant deems adequate.
ARTICLE 7.00 USE
     The Leased Premises shall be used for Tenant’s corporate headquarters and for light manufacturing, production, warehousing, distribution and for uses incidental to such purposes (inclusive of office uses) and for no other purposes. Landlord represents and warrants to the Tenant that such use is permitted by the existing zoning and other laws, rules and regulations in effect and applicable to the Leased Premises as of the Commencement Date. Tenant shall not: (i) do or permit to be done in or about the Leased Premises, or bring to, keep or permit to be brought or kept in the Leased Premises, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation which is now in force or which may be enacted or promulgated after the Date; (ii) do or permit anything to be done in or about the Leased Premises which will in any way obstruct or interfere with the rights or other tenants of the Building or Landlord’s Property, or injure or annoy them; or (iii) use or allow the Leased Premises to be used for any improper, immoral, unlawful or objectionable purpose; cause, maintain or permit any nuisance in, on, or about the Leased Premises or Landlord’s Property or commit or allow to be committed any waste in, on, or about the Leased Premises or Landlord’s Property. Without limiting the foregoing, the Leased Premises shall not be used for any purpose that is not permitted in a “Project”, as that term is defined and used in the Bond Documents. The Tenant shall not use the Leased Premises the sale of tangible property or the furnishing of materials at retail for customers who shall personally visit the Leased Premises except for small quantities of incidental sales. In addition, and in accordance with the applicable law governing properties financed by industrial development agencies, and except as otherwise provided in collective bargaining agreements to which the Tenant is a party: (i) new employment opportunities created by the Tenant at the Leased Premises shall be listed by the Tenant with the New York State Department of Labor Community Services Division and with the administrative entity of the service delivery area created by the Federal Job Training Partnership Act (P.L. No. 97-300) in which the Leased Premises are located; and (ii) the Tenant agrees, where practicable, to first consider persons eligible to participate in the Federal Job Training Partnership (P.L. No. 97-300) programs who shall be referred by administrative entities of service delivery areas created pursuant to such act or by the Community Services Division of the New York State Department of Labor for such new employment opportunities.
ARTICLE 8.00 REQUIREMENTS OF LAW; FIRE INSURANCE
     8.01 General. Tenant, at its expense, shall comply with all applicable governmental laws, orders and regulations, including, without limitation, those pertaining to the environment, and with any direction of any public officer or officers, according to law, which may impose any violation, order or duty upon Landlord or Tenant with respect to the Leased Premises, or their use or occupancy. In no event shall the Tenant be responsible for any alteration, improvement or installation, structural or otherwise, required by any law, rule or regulation unless such alteration, improvement or installation is necessitated by Tenant’s specific use of the Leased Premises.
     8.02 Toxic Materials. Landlord warrants and represents to Tenant that, as of the Commencement Date, and to the best of the Landlord’s knowledge after due inquiry, there are no Toxic Materials (as hereinafter defined) located in, on or about the Leased Premises or the Landlord’s Property in violation of any applicable environmental law, rule or regulation. Landlord shall provide a copy of the updated Phase I Environmental Site Assessment of the Landlord’s Property obtained by the Landlord to be furnished to the Bondholder. Tenant, at its sole cost, shall comply with all laws relating to Tenant’s storage, use and disposal of hazardous, toxic or radioactive matter (collectively

“Toxic Materials”). Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord, CCIDA and Bondholder and their respective principals, officers, directors, agents and employees safe and harmless from and against all claims, costs and liabilities, including, without limitation, attorneys’ fees and disbursements, arising out of or in connection with Tenant’s storage, use and disposal of Toxic Materials. Tenant shall be solely responsible for and defend, indemnify and hold Landlord, CCIDA and Bondholder and their respective principals, officers, directors, agents and employees safe and harmless from and against any and all claims, costs and liabilities, including, without limitation, attorneys’ fees and disbursements, arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the Leased Premises and any other property of whatever nature located on Landlord’s Property to their condition existing prior to the appearance of Tenant’s Toxic Materials on the Leased Premises. Notwithstanding the foregoing or any other provision of this Lease, Tenant shall not be liable to Landlord for any environmental condition with respect to the Building or the Landlord’s Property which was not caused by the Tenant or a person, firm or entity using the Building or Landlord’s Property at the express or implied consent of the Tenant or otherwise in conjunction with the Tenant’s use of the Building or the Landlord’s Property. The Landlord agrees to indemnify and defend the Tenant and to hold the Tenant harmless from any cost, liability or expense imposed upon Tenant under any local, state or federal law, ordinance, statute, rule, regulation or judicial or administrative order because of or arising out of any contamination of the Property or any contamination of groundwater or surrounding lands because of or arising out of the acts and/or omissions of the Landlord or the operations of any other tenant of the Landlord in the Landlord’s industrial park or the acts and/or omissions of their respective agents, servants or employees in such industrial park or due to any acts or omissions of any prior owner or user of the lands constituting the Landlord’s industrial park or part thereof. In the event that any such claim is made against the Tenant pertaining to the above indemnification, the Tenant shall forthwith forward the same to the Landlord in order to enable the Landlord to respond to such claim. The Tenant’s and Landlord’s obligations under this Section shall survive the termination of this Lease.

     8.03 Certain Insurance Risks. Tenant shall not do or permit to be done any act or thing upon the Leased Premises that would: (a) jeopardize or be in conflict with fire insurance policies covering Landlord’s Property and fixtures and property in Landlord’s Property or (b) increase the rate of fire insurance applicable to Landlord’s Property to an amount higher than it would otherwise be or (c) subject Landlord to any liability or responsibility for injury or death to any person or persons or to property by reason of any business or operation being carried on upon the Leased Premises; all without regard to the permitted purposes and uses stated in Article 7.00 hereinabove.
     8.04 Excess Insurance Payments. If, as a result of any act or omission by Tenant or violation of this Lease, the rate of fire insurance applicable to the Building or Landlord’s Property or any other insurance carried by Landlord is increased to an amount higher than it otherwise would have been, Tenant shall reimburse Landlord for the increased cost of Landlord’s insurance premiums. Such reimbursement shall be Additional Rent payable upon the first day of the month following Landlord’s delivery to Tenant of a statement showing evidence of such increased insurance premiums. In any action or proceeding in which Landlord and Tenant are parties, a schedule or “make up” of rates for the Building or Landlord’s Property issued by the body making fire insurance rates for the Leased Premises shall be presumptive evidence of the facts stated therein and of the several items and charges in the fire insurance rate then applicable to Landlord’s Property or any part thereof.
ARTICLE 9.00 ASSIGNMENT AND SUBLETTING
     9.01 General. Tenant, for itself, its successors and assigns, covenants that it will not assign, mortgage or encumber this Lease, or sublease the Leased Premises or any part of the Leased Premises, or permit the Leased Premises or any part of the Leased Premises to be used or occupied by others, without the express prior written consent of Landlord in each instance obtained, which consent shall not be unreasonably withheld. Tenant shall provide all information reasonably requested by the Landlord as to the proposed assignee or sub-tenant and such assignee’s or sub-tenant’s intended operations at the Leased Premises. In each case, Landlord’s consent may be conditioned the requirement that the Tenant continue to pay to the Landlord all Base Rent and Additional Rent hereunder on a timely basis and that the Tenant be required to collect rent and/or any applicable items of additional rent from the proposed assignee or sub-tenant as the case may be. Notwithstanding anything contained herein, Tenant shall be permitted, without further consent of the Landlord, to assign or sublet all or any part of the Leased Premises to any corporation which it controls, is controlled by, or is under common control with Tenant, or to any corporation resulting from any merger or consolidation with Tenant; PROVIDED, HOWEVER, that no such assignment shall operate or be deemed to operate to release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease. In addition to the foregoing, and notwithstanding anything contained in this Lease to the contrary, Tenant shall be permitted to assign its interest in this Lease to its primary lender as collateral security with respect to Tenant’s obligations to its lender; PROVIDED, HOWEVER, that no such assignment shall operate or be deemed to operate to release Tenant from the further performance by Tenant of the covenants, conditions and other terms on the part of Tenant contained in this Lease.
     9.02 Assignment, Sublease Void. Any assignment or sublease in violation of Section 9.01 hereinabove shall be void. If this Lease is assigned, or if the Leased Premises or any part of the Leased Premises is subleased or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to Rent. No assignment, sublease, occupancy or collection shall be deemed: (a) a waiver by Landlord of the provisions of Section 9.01 hereinabove; or (b) the acceptance by Landlord of the assignee, subtenant or occupant as tenant; or (c) a release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease. The consent by Landlord to an assignment or sublease shall not be construed to relieve Tenant from obtaining Landlord’s prior written consent in writing to any further assignment or sublease. No permitted subtenant may assign or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit the subleased space or any part of its subleased space to be used or occupied by others, without Landlord’s prior express written consent in each instance obtained.

     9.03 Limitation on Remedies. Tenant shall not be entitled to make, nor shall Tenant make, any claim, and Tenant by this Section 9.03 waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Section. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction, or declaratory judgment.
ARTICLE 10.00 — SECURITY DEPOSIT — Intentionally omitted.
ARTICLE 11.00 COMMON AREAS
     11.01 General. As used in this Lease, the term “Common Areas” shall mean, without limitation, the driveways, walkways, parking areas, lawn and all other areas and facilities in Landlord’s Property which are provided and designated from time to time by Landlord for the general non-exclusive use and convenience of Tenant with other tenants of Landlord’s Property and their respective employees, invitees, licensees or other visitors. Landlord grants Tenant, its employees, invitees, licensees and other visitors a non-exclusive license for the Term to use the Common Areas in common with others entitled to use the common areas including, without limitation, Landlord and other tenants of the Building or Landlord’s Property, and their respective employees, invitees, licenses and visitors, and other persons authorized by Landlord, subject to the terms and conditions of this Lease. Without advance notice to Tenant (except with respect to matters covered by subsection (a) below) and without any liability to Tenant in any respect, Landlord shall have the right to:
     (a) Establish and enforce reasonable rules and regulations concerning the maintenance, management, use and operation of the Common Areas;
     (b) Close off any of the Common Areas to whatever extent required in the opinion of Landlord and its counsel to prevent a dedication of any of the Common Areas or the accrual of any rights by any person or the public to the Common Areas, provided such closure does not deprive Tenant of the substantial benefit and enjoyment of the Leased Premises for Tenant’s intended use;
     (c) Temporarily close any of the Common Areas for maintenance, alteration or improvement purposes;
     (d) Select, appoint or contract with any person for the purpose of maintaining the Common Areas (i.e., landscaping, snow and ice removal and the like) subject to such terms and at such rates as Landlord deems reasonable and proper;
     (e) Change the size, use, shape or nature of any Common Areas, provided such change does not deprive Tenant of the substantial benefit and enjoyment of the Leased Premises for Tenant’s intended use. So long as Tenant is not thus deprived of the substantial use and benefit of the Leased Premises for Tenant’s intended use, Landlord shall also have the right at any time to change the arrangement or location of, or both, or to regulate the use of, any concourse, parking spaces, garage, or any elevators, stairs, toilets or other public conveniences in Landlord’s Property, without incurring any liability to Tenant or entitling Tenant to any abatement of rent and such action will not constitute an actual or constructive eviction of Tenant; and
     (f) Erect one or more additional buildings on the common areas, expand the Buildings or other buildings to cover a portion of the Common Areas, convert Common Areas to a portion of the Buildings or other buildings, or convert any portion of the Buildings (excluding the Leased Premises) or other buildings to Common Areas. Upon erection of any additional buildings or change in Common Areas, the portion of Landlord’s Property upon which buildings or structures have been erected shall no longer be deemed to be a part of the Common Areas. In the event of any such changes in the size or use of the Building or Common Areas of the Buildings or Landlord’s Property, Landlord shall make an appropriate adjustment in the Rentable Area of the Buildings, as appropriate, and a corresponding adjustment to Tenant’s Share of Common Area Expenses payable pursuant to Section 11.02 hereinbelow.

     11.02 Common Area Expenses. In addition to Base Monthly Rent, and subject to the further provisions of this Section 11.02, Tenant shall pay Tenant’s Share of the Common Area Expenses (as hereinbelow defined) paid or incurred by Landlord in each calendar Lease Year or partial Lease Year during the Term. As used in this Lease, the term “Common Area Expenses” shall mean:
     (a) all costs and expenses paid or incurred by Landlord for the maintenance, repair, replacement, upkeep, operation, snow plowing, cleaning and landscaping of the Common Areas; and
     (b) the cost (amortized over such period as Landlord may determine in accordance with the provisions of the Internal Revenue Code as amended and regulations thereunder) together with interest at the Prime Rate from time to time prevailing on the unamortized balance of any capital improvements: (A) which are made to Landlord’s Property by landlord during the Term and which reduce other Common Area Expenses by an amount which is equal to or more than the annual amortized cost of such improvement, or (B) which are made to Landlord’s Property by Landlord after the Date and which are required under any governmental law or regulation that was not applicable to Landlord’s Property at the time it was constructed and are not a result of Tenant’s unique use of the Leased Premises or any other tenant’s unique use of the Landlord’s Property.
     Any capital improvements which are required to be made to Landlord’s Property after the Date as a result of Tenant’s unique use of the Leased Premises shall be made in accordance with the provisions of Article 14.00 of this Lease.
     Common Area Expenses shall not include: (1) depreciation on Landlord’s Property (other than depreciation on personal property, equipment, window coverings on exterior windows provided by Landlord and carpeting in public corridors); (2) costs of improvements made for other tenants of Landlord’s Property; (3) finders’ fees and real estate brokers’ commissions; (4) mortgage principal or interest; and (5) capital items other than those referred to in clause (b) above.
     (c) Upon Tenant’s written request, Landlord shall

provide Tenant with copies of documentation substantiating Common Area Expenses incurred by the Landlord. Landlord agrees that, except for expenses incurred by Landlord for snow and ice removal with respect to Common Areas as to which there shall be no limit on increases based upon the manner in which such expense is charged to the Landlord, increases in Common Area Expenses payable by the Tenant shall not exceed five percent (5%) from the prior year.
     (d) As to any equipment and other capital expenditures incurred by the Landlord which the Tenant is required to reimburse the Landlord hereunder, the cost of such equipment or other capital expenditures shall be amortized over such period as Landlord may determine in accordance with the provisions of the Internal Revenue Code as amended and regulations thereunder.
     11.03 Parking License. Tenant, its agents, employees and invitees shall have a non-exclusive license, in common with Landlord and other tenants, to park automobiles in the parking areas of the Common Areas.
ARTICLE 12.00 LANDLORD’S REPAIRS AND SERVICES
     12.01 Landlord’s Repair and Maintenance. Subject to Article 13.00 hereinbelow, Landlord shall, at Landlord’s expense, maintain and repair the roof, weight-bearing walls and foundations of the Leased Premises, the utility lines from their point of entry to the Landlord’s Property to the Leased Premises and also the capital components of the heating, ventilating and air conditioning system of the Leased Premises provided that the Tenant at the Tenant’s cost and expenses, provides periodic maintenance of such system in accordance with the manufacturers recommendations for such system except for damage caused to any of the foregoing items by the acts or omissions of Tenant, Tenant’s agents, employees or invitees, or by the failure of Tenant to perform or comply with any terms, conditions or covenants in this Lease, any of which damage shall be repaired by Tenant at Tenant’s expense, or, at Landlord’s option, by Landlord at Tenant’s expense. As a condition precedent to all obligations of Landlord to repair under this Section 12.01, Tenant shall notify Landlord in writing of the need for such repairs, and Landlord shall endeavor to make such repairs within ten (10) days if possible or, if not possible, within a reasonable time after receipt thereof to make such repairs. Expenses incurred by the Landlord in making any such repairs which are the responsibility of the Landlord shall not be included as “Common Area Expenses” under the terms of this Lease.
     To the extent applicable to the Building and the Common Areas, the Landlord shall also be required to construct the same in accordance with Title III of the Americans with Disabilities Act of 1990 as amended and regulations thereunder. Notwithstanding the foregoing, the parties agree that it shall be the responsibility of the Tenant at the Tenant’s cost and expense to provide reasonable accommodations under Title I of Americans with Disabilities Act of 1990 as amended and regulations thereunder which are required to be provided to any particular employee of the Tenant.
     12.02 Landlord’s Services. Except to the extent, if any, expressly provided in this Lease, Landlord shall not be required to furnish any services to Tenant or the Leased Premises.
     12.03 Utilities and Services. Landlord shall furnish the Leased Premises with (i) running water sufficient for normal lavatory and kitchen use for an office and warehouse facility; (ii) electricity for normal lighting and office equipment for an office and warehouse facility; (iii) heating and air conditioning at appropriate levels for warehouse and office space respectively. The cost of any and all said utilities shall be the responsibility of Tenant, and the cost of electricity and gas furnished to the Leased Premises hereunder, including but not limited to the cost of electricity to provide air conditioning and lighting to the Leased Premises, and the cost of gas to provide heating to the Leased Premises, shall be separately metered to Tenant, and Tenant shall pay for said electricity and gas directly to the utility company or companies supplying the same. Tenant shall reimburse Landlord for the cost of water furnished to the Leased Premises during the Term as follows: (i) Tenant shall pay for cost of water consumed by the Tenant at the Leased Premises based on meter readings (meter to be installed by the Landlord at the Landlord’s cost and expense) as applied to any bill or statement rendered to the Landlord with respect to the Landlord’s Property a copy of which bill shall also be furnished to the Tenant; and (ii) Tenant will pay to the Landlord a portion of any minimum charge imposed by the water authority furnishing such water as set forth in periodic bills or statements rendered to the Landlord which portion shall be equal to the amount of such minimum charge multiplied by a fraction the numerator of which is charge for the amount of water actually used by the Tenant as based upon the aforesaid meter readings as to the Tenant’s use or consumption and the denominator of which is the charge for the entire amount of water actually used or consumed with respect to the Landlord’s Property as set forth in such bill or statement. By way of example and not by limitation, in the event that in a particular water bill with respect to the Landlord’s Property there is a minimum charge of $200.00 to be paid and Tenant’s actual charge is $300.00 with the total actual charges for the Landlord’s Property (inclusive of the Tenant’s actual charges) being $400.00, Tenant will be required to pay $300.00 for actual water consumed plus $150.00 of the minimum charge ($200.00 x $300.00/$400.00 = $150.00)
     Provided that the utility services installed by the Landlord comply with the plans and specifications set forth in Exhibit C, Landlord shall not be in default under this Lease or be liable for any damages directly or indirectly resulting from, nor shall any Rent reserved in this Lease be abated in whole or in part by reason of, (1) the installation, use or interruption of use of any equipment in connection with the furnishing of any of such utility services, (2) failure to furnish or delay in furnishing any such utility services or by the making of repairs to the Leased Premises or to the Building (unless such repairs are substantial and material in nature and materially affect the Tenant’s use of the Leased Premises), or (3) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other utility serving the Leased Premises or the Building. In the event of any interruption of utility services, Landlord shall use its best efforts to coordinate the resumption of such utility services with the provider of such utility services. Landlord shall be liable only for intentional misconduct which causes an interruption of utility services.
     12.04 Limitation on Liability. Landlord shall not be liable to Tenant or any other person or entity for direct or consequential damages resulting from the admission to or exclusion from the Building or Landlord’s Property of any person.

In the event of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s sole and reasonable opinion, Landlord shall have the right to prevent access to the Building during the continuance of the same by such means as Landlord, in its sole and reasonable discretion, maydeem appropriate, including, without limitation, by locking doors and closing parking areas and other Common Areas. Provided that the Landlord has acted in good faith under and pursuant to the provisions of this Article 12.00, Landlord shall not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this Article 12.00, nor shall such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant’s obligations under this Lease.
ARTICLE 13.00 TENANT’S REPAIRS
     13.01 General. Except for maintenance and repairs for which Landlord is responsible under Section 12.01 hereinabove, Tenant shall be responsible at its sole cost and expense for maintaining and repairing the Leased Premises in good order and condition, including, without limitation, such portions of the Leased Premises as doors, windows, window glass, heating, ventilating and air conditioning systems, plumbing, sprinkler, electric, gas and sewerage systems, facilities and equipment and other systems and improvements located within the Leased Premises. If Tenant fails to perform the same, at Landlord’s option, any maintenance or repairs required to be made by Tenant according to the provisions of this Section 13.01 or of Section 12.01 hereinabove may be made by Landlord at the expense of Tenant, subject to a ten (10) day notice sent by registered mail and such expense (together with five percent (5%) of such expense for Landlord’s overhead) shall be collectible as Additional Rent and shall be paid by Tenant within ten (10) days after receipt of a statement for such expense provided proper notice was given. Landlord represents and warrants that all mechanical and utility systems shall be in good working order as of the Commencement Date. Landlord agrees that all manufacturers’ warranties as to the items of the Leased Premises to be repaired by the Tenant may be enforced by the Tenant and the Landlord shall cooperate with the Tenant as to such enforcement.

ARTICLE 14.00 ALTERATIONS
     14.01 General. Tenant shall not make or suffer to be made any alterations, additions or improvements to the Leased Premises or any part of the Leased Premises, or attach any fixtures or equipment to the Leased Premises, without first obtaining Landlord’s written consent, which consent shall not be unreasonably withheld. All such alterations, additions and improvements consented to by Landlord (a) shall be performed by contractors acceptable to Landlord and subject to conditions specified by Landlord. Subject to Tenant’s rights under Article 16.00, all alterations, additions, fixtures (other than Tenant’s trade fixtures) and improvements, whether temporary or permanent in character, made in or upon the Leased Premises either by Tenant or Landlord, shall immediately become Landlord’s property and at the end of the Term (inclusive of any extension) shall remain on the Leased Premises without compensation to Tenant. By notice given to Tenant no less than thirty (30) days prior to the expiration of this Lease and any extension, Landlord may require that Tenant remove any or all alterations, addition, fixtures and improvements which are made in or upon the Leased Premises by or for Tenant after the initial improvements to the Leased Premises. In that event, Tenant shall remove such alterations, additions, fixtures and improvements at Tenant’s sole cost and shall restore the Leased Premises to the condition in which they were before such alterations, additions, fixtures, improvements and additions were made, reasonable wear and tear expected.
     14.02 Partitions. Tenant shall have the right to install freestanding work station partitions either as part of the initial improvement of the Leased Premises, or, after such initial improvement, without Landlord’s prior written consent, so long as no building or other governmental permit is required for their installation or relocation; provided, however, if a permit is required, Landlord shall not unreasonably withhold its consent to such relocation or installation. The freestanding work station partitions for which Tenant pays shall be part of Tenant’s trade fixtures for all purposes under this Lease. All other partitions which are installed in the Leased Premises are and shall be Landlord’s property for all purposes under this Lease.

ARTICLE 15.00 MECHANICS’ LIENS
     15.01 General. Tenant shall pay or cause to be paid all costs and charges for work done by Tenant or caused to be done by Tenant in or to the Leased Premises, and for all materials furnished for or in connection with such work. Tenant shall indemnify Landlord and CCIDA against, and hold Landlord and CCIDA, the Leased Premises and Landlord’s Property free, clear and harmless of and from, all mechanic’s liens and claims of liens, and all other liabilities, liens, claims and demands on account of such work by or on behalf of Tenant. If any such lien, at any time, is filed against the Leased Premises, or any part of Landlord’s Property as a result of work performed or caused to be performed by the Tenant, Tenant shall cause such lien to be discharged or record within thirty (30) days after the filing of such lien, except that if Tenant desires to contest such lien, it shall furnish Landlord, within such thirty (30) day period, security reasonably satisfactory to Landlord of at least one hundred twenty percent (120%) of the amount of the claim, plus costs and interest as estimated by Landlord. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant shall immediately pay and satisfy the same. If Tenant fails to pay any charge for which such a mechanics’ lien has been filed, and has not given Landlord security as described above, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys’ fees and disbursements incurred in connection with such lien, shall be immediately due from Tenant to Landlord. Nothing contained in this Lease shall be deemed the consent or agreement of Landlord to subject the interest of Landlord or of CCIDA in Landlord’s Property or the CCIDA Lease to liability under any mechanic’s or other lien law. If Tenant receives notice that a lien has been or is about to be filed against the Leased Premises or Landlord’s Property or any action affecting title to Landlord’s Property has been commenced on account of work done by or for or materials furnished to or for Tenant, Tenant shall immediately notify Landlord in writing of such notice.
     15.02 Prior Notice to Landlord. At least fifteen (15) days prior to the commencement of any work (including, but not limited to any alterations, additions, improvements or installations) in or to the Leased Premises, by others at the request of the Tenant, Tenant shall give Landlord written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work. Landlord shall have the right to post notices of non-responsibility or similar notices on Landlord’s Property in order to protect Landlord’s Property against any such liens.
ARTICLE 16.00 END OF TERM
     At the expiration of the Term of this Lease or any extension, or earlier termination of this Lease, Tenant shall promptly quit and surrender the Leased Premises broom-clean and in good order and repair, ordinary wear and tear excepted. Tenant may remove from the Leased Premises any trade fixtures, equipment and movable furniture placed in the Leased Premises by Tenant, whether or not such trade fixtures or equipment are fastened to the Building; provided, however, Tenant shall not remove any trade fixtures or equipment without Landlord’s prior written consent if the removal of such fixtures or equipment will adversely affect the structure of the Building or its improvements. Whether or not Tenant is in default, Tenant shall remove such alterations, additions, improvements, trade fixtures, equipment and furniture as Landlord may request in accordance with Article 14.00 hereinabove. Tenant shall fully and promptly repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions and improvements. All trade fixtures, equipment, furniture, inventory, effects, alterations, additions and improvements not so removed shall be deemed conclusively to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord at its sole discretion upon ten (10) days notice to Tenant and, in such event, Landlord shall have no obligation to account therefor; and Tenant shall pay Landlord for all reasonable expenses incurred in connection with such property, including, but not limited to, the cost of repairing any damage to the Building or the Leased Premises caused by the removal of such property. Tenant’s obligation to observe and perform this covenant shall survive the expiration or other termination of this Lease.

ARTICLE 17.00 EMINENT DOMAIN
     If all of the Leased Premises is taken by exercise of the power of eminent domain (or conveyed by Landlord in lieu of such exercise), this Lease shall terminate on a date (the “Termination Date”) which is the earlier of the date upon which the condemning authority takes possession of the Leased Premises or the date on which title to the Leased Premises is vested in the condemning authority. If more than twenty-five percent (25%) of the Rentable Area of the Leased Premises is so taken, Tenant shall have the right to cancel this Lease by written notice to Landlord given within thirty (30) days after the Termination Date. If all or substantially all of Landlord’s Property is so taken, Landlord may cancel this Lease by written notice to Tenant given within thirty (30) days after the Termination Date. In the event of any such taking, the entire award shall be paid to Landlord, and Tenant shall have no right or claim to any part of such award; provided, however, Tenant shall have the right to assert a claim against the condemning authority in a separate action for (a) Tenant’s moving expenses and (b) leasehold improvements paid for by Tenant.
ARTICLE 18.00 DAMAGE AND DESTRUCTION
     18.01 General. The parties hereto mutually agree that if the Leased Premises are partially or totally destroyed or damaged by fire or otherwise, then Landlord (subject to being able to obtain all necessary permits and approvals therefor) shall repair and restore the Leased Premises as soon as is reasonably practicable to substantially the same condition in which the Leased Premises existed before such damage; provided that if the insurance proceeds collected or collectible and available to Landlord to pay the cost of such repairs and restorations by Landlord as a consequence of such destruction or damage are less than the cost of such repairs and restorations as estimated by Landlord’s architect, Landlord shall not be obligated to commence or perform such repairs and restorations, and this Lease upon notice by Landlord to Tenant shall at the option of Landlord terminate unless Tenant undertakes (in form and upon terms satisfactory to Landlord) to pay the difference between such estimated cost and such insurance proceeds. If, however, the Leased Premises are completely destroyed or so damaged that Landlord cannot reasonably restore or rebuild within (4) months subsequent to the receipt of the insurance proceeds therefor to substantially the same condition in which the Leased Premises were before such damage, then Landlord shall not be required or rebuild or restore, and this Lease shall be terminable by Landlord or Tenant by serving written notice upon the other party. In any event, if repairs have not been commenced within thirty (30) days after the date of damage, this Lease may be terminated by Tenant serving notice upon Landlord following the expiration of such thirty (30) days, but in no event may Tenant terminate this Lease after such repairs have been commenced by Landlord.
          18.02 Abatement. In the event the Leased Premises are completely or partially destroyed or so damaged by fire or other hazard that the Leased Premises cannot be reasonably used by Tenant or can only be partially used by Tenant and this Lease is not terminated as above provided, there shall be a proportionate abatement of rent.
          18.03 Restoration During the Last Nine (9) Months. Anything in Section 18.01 to the contrary notwithstanding, if, within nine (9) months prior to the expiration of the Term or any extension thereof of this Lease the Leased Premises shall be damaged or destroyed by fire or otherwise and the estimated cost of restoration exceeds Twenty-Five Thousand Dollars ($25,000) unless Tenant has or does exercise any option it holds for an additional term, Landlord shall be under no obligation to repair and restore the Leased Premises, and at the election of Landlord by notice to Tenant the Lease shall terminate.
          18.04 Tenant’s Obligation Upon Restoration. In the event of damage or destruction to the Leased Premises and unless this Lease is terminated by Landlord or Tenant as provided in this Article 18, Tenant shall, as soon as possible, repair, re-decorate and re-fixture the interior of the Leased Premises in a manner and to at least a condition equal to that existing prior to its destruction or casualty, and Tenant shall thereupon re-open the entire Leased Premises for business.

ARTICLE 19.00 SUBORDINATION
     19.01 General. This Lease and Tenant’s rights under this Lease are subject and subordinate to any ground or underlying lease (including, without limitation, the CCIDA Lease), mortgage, indenture, first deed of trust or other lien encumbrance (including, without limitation, the Mortgage), together with any renewals, extensions, modifications, consolidations and replacements of any of same now or after the Commencement Date affecting or placed, charged or enforced against the Building or all or any portion of Landlord’s Property, or any interest of Landlord and/or CCIDA in any of same, or Landlord’s and/or Bondholder’s interest in this Lease and the leasehold estate created by this Lease (except to the extent any such instrument will expressly provide that this Lease is superior to such instrument). This provision shall be self-operative and no further instrument of subordination shall be required in order to effect it. Nevertheless, Tenant or Tenant’s attorney-in-fact designated by Tenant in writing from time to time shall execute, acknowledge and deliver to Landlord, at any time and from time to time, upon demand by Landlord, CCIDA or Bondholder, such reasonable documents as may be requested by Landlord, CCIDA or Bondholder, as the case may be, or any ground or underlying lessor, or any mortgagee, to confirm or effect any such subordination so long as such documents do not obligate Tenant to any additional responsibilities or liabilities not already contained in this Lease. Notwithstanding the foregoing, Tenant’s agreement that the Lease is subordinate to each mortgage covering the Landlord’s Property shall be conditioned the holder of such mortgage executing an agreement that such holder will not disturb the Tenant’s use and occupancy of the Leased Premises provided that the Tenant continues to perform and comply with all of the terms, covenants and conditions of this Lease on the part of the Tenant to be performed and complied with.
     19.02 Attornment. Tenant agrees that in the event that any holder of any ground or underlying lease (including, without limitation, the CCIDA Lease), mortgage (including, without limitation, the Mortgage), deed of trust, or other encumbrance encumbering any part of Landlord’s Property succeeds to Landlord’s interest in the Leased Premises, Tenant shall pay to such holder all rents subsequently payable under this Lease. Further, Tenant agrees that in the event of the enforcement by the trustee or the beneficiary under or holder or owner of any such mortgage, deed of trust, or land or ground lease of the remedies provided for by law or by such mortgage, deed of trust, or land or ground lease, Tenant will, upon written request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the tenant of, and attorn to, such successor in interest without change in the terms or provisions of this Lease. Upon request by such successor in interest or by CCIDA or Bondholder, and without cost to Landlord or such successor in interest or CCIDA or Bondholder, Tenant or Tenant’s attorney-in-fact designated by Tenant in writing from time to time shall execute, acknowledge and deliver an instrument or instruments confirming the attornment.
ARTICLE 20.00 ENTRY BY LANDLORD
     Landlord, its agents, employees, and contractors may enter the Leased Premises at any time in response to an emergency and at reasonable hours otherwise after twenty-four (24) hours notice to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders or tenants, (c) determine whether Tenant is complying with its obligations under this Lease, (d) perform any act permitted to be performed by Landlord according to the terms of this Lease, (e) post notices of non-responsibility or similar notices, or (f) make repairs required or permitted to be made by Landlord under the terms of this Lease or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; provided, however, all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant by this Article 20.00 waives any claim against Landlord, its agents, employees or contractors for damages for: any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Leased Premises and, unless caused by Landlord’s negligent or willful act or omission, any other loss occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all doors in, on, or about the Leased Premises (excluding Tenant’s vaults, safes and similar sensitive areas reasonably designated in writing by Tenant in advance). Landlord shall have the right to use any and all means that Landlord may reasonably deem proper to open doors in and to the Leased Premises in order to obtain entry to the Leased Premises in a situation deemed an emergency by Landlord. Any entry to the Leased Premises obtained by Landlord by any means permitted under this Article 20.00 shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into a detainer of the Leased Premises or an eviction, actual or constructive, of Tenant from the Leased Premises, or any portion of the Leased Premises, nor will any such entry entitle Tenant to damages or an abatement of Base Monthly Rent, Additional Rent, or other charges that this Lease requires Tenant to pay. Notwithstanding anything contained herein, Landlord’s right of entry under this article shall be subject to restrictions and limitations imposed on Tenant under any laws, regulations or contracts of the United States protecting national security.
ARTICLE 21.00 INDEMNIFICATION, WAIVER AND RELEASE
     21.01 Indemnification. Tenant shall neither hold nor attempt to hold Landlord, CCIDA or Bondholder, or any of the respective principals, officers, directors, employees or agents thereof, liable for, and Tenant shall indemnify and hold harmless Landlord, CCIDA and Bondholder and all of their respective principals, officers, directors, employees and agents from and against, any and all demands, claims, causes of action, liabilities, fines, penalties, damages (including, without limitation, attorneys’ fees and disbursements) incurred in connection with loss of life, personal injury or property damage to the extent proximately caused by Tenant which results proximately from the following:
          (a) the use or occupancy or manner of use or occupancy of the Leased Premises or any other part of Landlord’s Property by Tenant or any person claiming under Tenant;
          (b) any activity, work or thing, done, permitted or suffered by Tenant to be done in or about the Leased Premises or elsewhere on Landlord’s Property;
          (c) any acts, omissions or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees or visitors of Tenant, or any such person; or

          (d) any breach, violation or nonperformance, by Tenant or any person claiming under Tenant, or the employees, agents, contractors, invitees or visitors of Tenant or of any such person claiming under Tenant, of any term, covenant or provision of this Lease or of any law, ordinance or governmental requirement; except for any damage, loss of life or personal injury or on the Leased Premises which is proximately caused by or results proximately from the negligence, deliberate act or omission of Landlord or its employees.
     If any action or proceeding is brought against Landlord, CCIDA or Bondholder or any of their respective principals, officers, directors, employees or agents by reason of any such claim for which Tenant has indemnified Landlord, Tenant, upon notice from Landlord, CCIDA or Bondholder, as the case may be, may defend the same at Tenant’s expense with counsel reasonably satisfactory to Landlord, CCIDA or Bondholder, as the case may be. If Tenant determines not to defend the same, Tenant shall so notify Landlord, CCIDA and Bondholder as the case may be in which event the said parties shall be entitled to defend the same with counsel satisfactory to them with the Tenant liable for the cost of the same.
     21.02 Waiver and Release. Tenant, as a material part of the consideration to Landlord for this Lease, by this Section 21.02 waives and releases all claims against Landlord, its principals, officers, directors, employees or direct agents (but specifically excluding any third party independent contractors) with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease. Except for any damage or injury to person or property on the Leased Premises that is proximately caused by or results proximately from the negligent or deliberate act or omission of Landlord or its employees, Tenant covenants and agrees that Landlord and its principals, officers, directors, agents and employees shall not any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, injury, death or damage (including consequential damages) to person, property or Tenant’s business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order beyond the Landlord’s control, requisition, order of governmental body or authority beyond the Landlord’s control, fire, explosion, falling objects, steam, water, rain or snow, leak or flow of water (including fluid from the elevator system), rain or snow from or into part of Landlord’s Property or from the roof, street, subsurface or from any other place, or by dampness, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of Landlord’s Property, or from construction, repair or alteration or any other premises in the Building, the Leased Premises or any part of Landlord’s Property; or from any acts or omissions of any other tenant, occupancy or visitor of Landlord’s Property, or from any cause beyond Landlord’s control.
ARTICLE 22.00 SECURITY DEPOSIT. Intentionally Omitted.
ARTICLE 23.00 QUIET ENJOYMENT
     Landlord covenants and agrees with Tenant that so long as Tenant pays the Rent and observes and performs all the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Leased Premises, and Tenant’s possession will not be disturbed by anyone claiming by, through or under Landlord subject, nevertheless, to the terms and conditions of this Lease, the CCIDA Lease, the Assignment of CCIDA Lease and the Mortgage.
ARTICLE 24.00 EFFECT OF SALE
     A sale, conveyance or assignment of the Building or Landlord’s Property, or of Landlord’s interest therein or of Landlord’s interest in the CCIDA Lease, shall operate to release Landlord from liability from under this Lease and after the effective date of such sale, conveyance or assignment upon all of the covenants, terms and conditions of this Lease, express or implied, except those liabilities that arose prior to such effective date, and, after the effective date of such sale, conveyance or assignment, Tenant shall look solely to Landlord’s successor in interest in and to this Lease. This Lease shall not be affected by any such sale, conveyance or assignment, and Tenant shall attorn to Landlord’s successor in interest to this Lease.

ARTICLE 25.00 DEFAULT
     25.01 Events of Default. The following events are referred to collectively as “Events of Default” or individually as an “Event of Default”:
          (a) Tenant defaults in the due and punctual payment of Rent, and such default continues for ten (10) days after written notice from Landlord; provided, however, Tenant shall not be entitled to more than two (2) notices for monetary defaults during any twelve (12) month period;
          (b) Tenant abandons the Leased Premises;
          (c) This Lease or the Leased Premises or any part of the Leased Premises is taken upon execution or by other process of law directed against Tenant, or are taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and the attachment is not discharged or disposed of within fifteen (15) days after its levy;
          (d) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors;
          (e) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of the property of Tenant, and such proceeding is not dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;
          (f) Tenant fails to take possession of the Leased Premises on the Commencement Date of the term; or
          (g) Tenant breaches any of the other material agreements, terms, covenants or conditions which this Lease requires Tenant to perform, and such breach continues for a period of thirty (30) days after notice from Landlord to Tenant; or if such breach cannot reasonably be cured within such thirty (30) day period, Tenant fails promptly within said thirty (30) day period to commence and proceed diligently and in good faith to cure such breach and fails to complete such cure within a reasonable time.
     25.02 Landlord’s Remedies. If any one or more Events of Default set forth in Section 25.01(a) - (g) shall occur, then Landlord has the right, at its election:
          (a) to give Tenant written notice of Landlord’s intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Tenant’s right to possession of the Leased Premises shall cease and this Lease shall be terminated, except as to Tenant’s liability, as if the termination date specified in such notice were the original Expiration Date of the Term; or
          (b) upon written notice, and whether or not Landlord terminates the Lease as provided in subsection (a) hereinabove, to re-enter, take possession of the Leased Premises or any part of the Leased Premises, re-possess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, and, for such purposes, performing such acts as Landlord shall deem reasonably necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Base Monthly Rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or condition; or
          (c) without further demand or notice, to cure any Event of Default and to charge Tenant for the reasonable cost of effecting such cure, including, without limitation, attorneys’ fees and disbursements and interest on the amount so advanced at the rate set forth in Section 26.22; provided, however, Landlord shall have no obligation to cure any such Event of Default of Tenant.
     25.03 Right to Relet. Should Landlord elect to re-enter as provided in subsection (b), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Leased Premises or any part of the Leased Premises in Landlord’s or Tenant’s name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alternation and repair of the Leased Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive all Rent. Landlord shall in no way be responsible or liable for any failure to relet the Leased Premises or any part of the Leased Premises, or for any failure to collect any Rent due upon such reletting. No such re-entry or taking possession of the Leased Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless an express written notice of such election is given to Tenant. No notice from Landlord under this Section or under a forcible or unlawful entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such re-entry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease shall terminate as specified in such notice.
     25.04 Certain Damages. In the event that Landlord does not elect to terminate this lease as permitted in subsection (a) of Section 25.02, but instead elects to take possession as provided in subsection (b) of Section 25.02, Tenant shall pay to Landlord: (a) Base Monthly Rent and other sums as provided in this Lease, which would be payable under this Lease if such repossession had not occurred, less (b) the net proceeds, if any, of any reletting of the Leased Premises after deducting all Landlord’s reasonable expenses in connection with such reletting, including, without limitation, all reasonable repossession costs, brokerage commissions, attorneys’ fees and disbursements, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing Term, or the premises covered by such new lease include other premises not part of the Leased Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting as provided in this Section shall be made by Landlord in determining the net proceeds from such reletting, and any rent concessions shall be equally apportioned over the term of the new lease. Tenant shall pay such rent and other sums to Landlord monthly on the date on which the Base Monthly Rent would have been payable under this Lease if possession had not been retaken, and Landlord will be entitled to receive such rent and other sums from Tenant on each such day.
     25.05 Continuing Liability After Termination. If this Lease is terminated on account of the occurrence of an Event of Default, Tenant shall remain liable to Landlord for damages in an amount equal to Base Monthly Rent and other amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Leased Premises by Landlord subsequent to such termination, after deducting all Landlords expenses in connection with such reletting, including, without limitation, the expenses enumerated in Section 25.04. Landlord shall be entitled to collect such damages from Tenant monthly on the day on which Base Monthly Rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord shall be entitled to receive such Base Monthly Rent and other amounts from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord shall be entitled to recover against Tenant as aggregate damages an amount which, at the time of such termination of this Lease, represents the excess of the aggregate of Base Monthly Rent and all other Rent payable by Tenant that would have accrued for the balance of the Term over the aggregate rental value of the Leased Premises (such rental value to be computed on the basis of a tenant paying not only a rent to Landlord for the use and occupation of the Leased Premises, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such term, both discounted to present value at the lesser of eight percent (8%) or the discount rate of the New York Federal Reserve Bank on the date of the Event of Default.
     25.06 Cumulative Remedies. Any suit or suits for the recovery of the amounts and damages set forth in Sections 25.04 and 25.05 may be brought by Landlord, from time to time, at Landlord’s election, and nothing in this Lease will be deemed to require Landlord to await the date upon which this lease or the term would have expired had there occurred no Event of Default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the Date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or after the Date existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or after the Date existing at law or in equity or by statute or otherwise. All costs and expenses paid or incurred by Landlord in collecting or attempting to collect any amounts and damages owning by Tenant pursuant to the provision of this Lease or to enforce or attempt to enforce any provision of this Lease, including, without limitation, reasonable attorneys’ fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, will also be recoverable by Landlord from Tenant.
     25.07 Right of Redemption. Tenant hereby waives any right of redemption under any existing or future statute or case law.
     25.08 Default by Landlord. Landlord shall be deemed to have defaulted under the terms of this Lease in the event that the Landlord breaches any of the material agreements, terms, covenants or conditions which this Lease requires Landlord to perform, and such breach continues for a period of thirty (30) days after notice from Tenant to Landlord; or if such breach cannot reasonably be cured within such thirty (30) day period, Landlord fails promptly within said thirty (30) day period to commence and proceed diligently and in good faith to cure such breach and fails to complete such cure within a reasonable time.
ARTICLE 26.00 MISCELLANEOUS
     26.01 No Offer. This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until: (a) Tenant has duly executed and delivered duplicate originals to Landlord and (b) Landlord has duly executed and delivered one of such originals to Tenant.

     26.02. Intentionally omitted.
     26.03 No Construction Against Drafting Party. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord has prepared it.
     26.04 Time of the Essence. Time is of the essence of each and every provision of this Lease.
     26.05 No Recordation. Tenant’s recordation of this Lease or any memorandum or short form of it will be void and a default under this Lease.
     26.06 No Waiver. The waiver by either party of any agreement, condition or provision contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision contained in this Lease, nor will any custom or practice that may involve or arise between the parties in the administration of the terms of this Lease be construed to waive or to lessen the right of either party to insist upon performance by the other party in strict accordance with the terms of this Lease. The subsequent acceptance of Rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlords’ knowledge of such preceding breach at the time of acceptance of such Rent.
     26.07 Limitation on Recourse. Tenant specifically agrees to look solely to Landlord’s interest in Landlord’s Property for the recovery of any judgments from Landlord. Landlord (and its shareholders, principals, agents, officers, directors and employees) shall not be personally liable for any such judgments. The provisions contained in the preceding sentences are not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or relief in any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

     26.08 Estoppel Certificates. At any time and from time to time but within fifteen (15) days after written request by Landlord, CCIDA or Bondholder, Tenant shall execute, acknowledge and deliver to Landlord, CCIDA, Bondholder, as the case may be, a certificate certifying (a) that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification, (b) the date, if any, to which Base Monthly Rent and other sums payable under this Lease have been paid; and (c) that no notice has been given to Landlord of any default that has not been cured, except as to defaults specified in the certificate. Any such certificate may be relied upon by any prospective purchaser or existing or prospective mortgagee of the Building or any part of Landlord’s Property.
     26.09 Landlord’s Acknowledgment and Consent. Landlord hereby acknowledges that it does not have any current rights, lien or security interest in any of Tenants personal property to be located at the Leased Premises, which acknowledgment shall be deemed in favor of Chase Bank or any other secured lender of the Tenant and Landlord agrees that Chase Bank and any other secured lender may come upon the Landlord=s Property for purposes of enforcement of any security interest in such personal property given by Tenant and Tenant hereby consents to the same. Landlord further agrees that it will, from time to time, execute such acknowledgment and consent agreements as to any such personal property of the Tenant located within the Leased Premises as Chase Bank or such other lender may reasonably request in connection with the extension of credit to Tenant. The Landlord further acknowledges that it will not have in the future any rights, lien or security interest in the Tenant’s personal property to be located at the Leased Premises by virtue of such Property being located on Landlord’s Property in the absence of: (i) a voluntary grant of a security interest by the Tenant; (ii) the obtaining by the Landlord of a judgment against the Tenant and the creation of a judgment lien in such personal property as provided by law; or (iii) a court order or judgment providing the Landlord with any such lien as provided by law. Nothing contained herein shall preclude Landlord from enforcing any legal right or remedy against Tenant or Tenant’s personal property in the event of any default hereunder by the Tenant.

     26.10 No Merger. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of Tenant’s default shall not cause a merger, and shall, at Landlord’s option, (a) terminate all or any subleases and subtenancies, or (b) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord’s option under this Section 26.10 shall be exercised by notice to Tenant and all known sublessees or subtenants in the Leased Premises or any part of the Leased Premises.
     26.11 Holding Over. Tenant shall have no right to remain in possession of all or any part of the Leased Premises after the expiration or earlier termination of the Term. If Tenant remains in possession of all or any part of the Leased Premises after the expiration of the Term, with the express or implied consent of Landlord: (a) such tenancy shall be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy shall not constitute a renewal or extension of this Lease for any further term; and (c) such tenancy may be terminated by Landlord upon the earlier of (i) thirty (30) days prior written notice or (ii) the earliest date permitted by law. If Tenant, with or without the express or implied consent of Landlord, remains in possession of all or any part of the Leased Premises after the expiration of the Term, Base Monthly Rent shall be increased to an amount equal to one hundred ten percent (110%) of the Base Monthly Rent payable during the last month of the Term, and any other sums due under this Lease shall be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy or any other hold-over tenancy shall be subject to every other term, condition, and covenant in this Lease.
     26.12 Notices. Any notice, request, demand, consent, approval or other communication required or permitted under this Lease shall be in writing and shall be deemed to have been given when personally delivered or deposited in any depository regularly maintained by the United State Postal Service, postage prepaid, certified mail, return receipt requested, addressed to the party for whom it is intended at its address set forth in Article 1.00. Either Landlord or Tenant may add additional addresses or change its address for purposes of receipt of any such communication by giving (10) days prior written notice of such change to the other party in the manner prescribed in this Section 26.12.
     26.13 Severability. If any provision of this Lease is determined to be illegal, invalid or unenforceable, the remainder of this Lease shall not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid or unenforceable, a provision shall be added as a part of this Lease as similar in terms to such illegal, invalid or unenforceable.
     26.14 Written Amendment Required. No amendment, alteration, modification of or addition to this Lease shall be valid or binding unless and until expressed in writing and signed by the Landlord and Tenant and by CCIDA and Bondholder. Tenant agrees to make any modifications of the terms and provision of this Lease require or requested by any lending institution providing financing for the Building or Landlord’s Property, as the case may be, provided that no such modifications shall materially adversely affect Tenant’s rights and obligations under this Lease.
     26.15 Entire Agreement. This Lease, including all Exhibits hereto contain the entire understanding and agreement between Landlord and Tenant and may be amended only by subsequent written agreement in accordance with the terms and conditions of this Lease. No promises, warranties or representations, except as expressly and specifically contained in the Lease, have been made to Tenant respecting the condition of the Leased Premises or the manner of operating the Building or Landlord’s Property or respecting anything else whatsoever.
     26.16 Captions. The captions of the various Articles and Sections of this Lease are for convenience only and do not necessarily define, limit, describe or construe the contents of such Articles or Sections.
     26.17 Notice of Landlord’s Default. In the event of any alleged default in the obligation of Landlord under this Lease, Tenant shall deliver to Landlord a written notice stating the full details of the alleged default, and Landlord shall have thirty (30) days following receipt of such notice to cure such alleged fault or, in the event of the alleged default cannot reasonably be cured within a thirty (30) day period, to commence action to cure and proceed diligently to cure such alleged default. A copy of such notice to Landlord shall be sent to CCIDA, Bondholder and any holder of a mortgage or other encumbrance on the Building or Landlord’s Property of which tenant has been notified in writing, and CCIDA, Bondholder and any such holder shall also have the same time periods to cure such alleged default.
     26.18 Authority. Tenant and the party executing this Lease on behalf of Tenant each represents to Landlord that such party is authorized to execute this Lease for and on behalf of Tenant and thereby to bind Tenant to all of the terms and conditions of this Lease.
     26.19 Brokers. Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Leased Premises except the Broker named in Article 1.00 (v), if any. Each party shall indemnify the other against and hold the other harmless from any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the Leased Premises except the Broker. Landlord shall pay any fees or commissions due the Broker named in Article 1.00 (v), if any.
     26.20 Governing Law; Arbitration as to Matters other than Non-Payment of Rent and Additional Rent. This Lease will be governed by and construed and interpreted pursuant solely to the laws of the State of New York. Except for matters involving the failure of the Tenant to pay Rent hereunder as to which the Tenant shall be subject to remedies at law and in equity and summary proceedings to dispossess the Tenant from the Leased Premises as provided in the Real Property Actions and Proceedings law of the State of New York, any dispute or controversy under and pursuant to this Lease or arising out of the Tenant’s use and occupancy of the Leased Premises shall be submitted to American Arbitration Association for resolution or any other comparable organization or association in the event that the American Arbitration Association is not in existence. The award of the arbitrator may be enforced in accordance with the law of the State of New York.

     26.21 Force Majeure. Landlord shall have no liability to Tenant (nor shall Tenant have any right to terminate this Lease except as otherwise set forth herein) nor shall Tenant have any liability to Landlord because of a party’s failure to perform any of its obligations in the Lease if such failure is due to reasons beyond Landlord’s or Tenant’s reasonable control, including, without limitation, strikes or other labor difficulties; inability to obtain necessary governmental permits and approvals (including building permits or certificates of occupancy); unavailability or scarcity of materials; war; riot; civil insurrection; accidents; acts of God; and governmental preemption in connection with a national emergency or other governmental action. If Landlord or Tenant fails to perform its obligations because of any reasons beyond Landlord’s or Tenant’s reasonable control (including those enumerated above), the period for Landlord’s or Tenant’s performance shall be extended day for day for the duration of such cause of Landlord’s failure. Except as otherwise set forth herein, if a force majeure prevents a party from performing a material obligation under and pursuant to this Lease for a period of three (3) months, the other party shall have the option of terminating this Lease on written notice to party who is prevented from performing such material obligation under this Lease by reason of force majeure. Notwithstanding anything contained herein, the parties agree that no force majeure shall excuse the Tenant from paying Base Rent or Additional Rent as set forth in this Lease all of which shall be absolutely and unconditionally due and payable at the respective times set forth in this Lease and no force majeure shall be grounds for the Tenant to claim that the Tenant is unable to pay such Base Rent or Additional Rent (except to the extent that Rent is to be abated as expressly provided in this Lease) or thus provide the Tenant with any right to cancel or terminate this Lease.
     26.22 Late Payments. Any payment of Rent, including, but not limited to, Base Monthly Rent, that is not received by Landlord within fifteen (15) days after it is due shall accrue interest at a charge of the Prime Rate plus two percent (2%) per annum (but in no event in an amount in excess of the maximum rate allowed by applicable law) from the date on which it was due until the date on which it is paid in full with accrued interest.

     26.23 No Easements for Air or Light. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this leases or impose any liability on Landlord.
     26.24 Tax Credits. Landlord shall be entitled to claim and obtain all tax credits and depreciation attributable to leasehold improvements to the Leased Premises to the extent that the Tenant has not paid directly for same.
     26.25 Relocation of the Leased Premises — Intentionally omitted.
     26.26 Certain Fees. Intentionally omitted.
     26.27 Binding Effect. The covenants, conditions and agreements contained in the Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns. Landlord and Tenant have executed this Lease as of the day and year first above written.
ARTICLE 27.00 — Additional Space.
     During the Term of this Lease and any extension thereof, the Tenant shall have the option to Lease any available space in the Buildings provided that the Tenant pays to the Landlord the Base Annual Rent and Base Monthly Rent applicable to such space as set forth in Exhibit B in addition to all other items of Additional Rent applicable thereto together with all costs of renovation of the portions of the Buildings that the Tenant is desirous of leasing.
ARTICLE 28.00 — Surrender of Space.
     During the Term of this Lease and any extension thereof, the Tenant shall have the right to surrender space in the Buildings to the Landlord provided that the amount of space surrendered at any one time shall not be less than 10,000 square feet of contiguous space. As to any space so surrendered, the

Tenant shall be required to construct the appropriate demising wall and separate all utilities as to such space bringing such utilities to the outer walls of the space so surrendered. The Landlord and Tenant further agree that Tenant’s rights to surrender space in the Buildings shall be subject to the following limitations:
          A. The Tenant shall not be entitled to surrender any space until the second (2nd) anniversary date of the Commencement Date;
          B. The Tenant shall only be able to surrender space at the end of an annual anniversary date of the Commencement Date;
          C. The Tenant shall be required to give at least six (6) months written notice of the surrender of space to the Landlord;
          D. No space may be surrendered in Building No. 1 (also known as Building #100) as set forth in Exhibit A (the corporate headquarters building to be utilized by the Tenant) without the Landlord’s consent;
          E. Space may only be surrendered in increments of 10,000 square feet and only 10,000 square feet of space may be surrendered at the end of any single anniversary date of the Commencement Date;
          F. The maximum amount of space which may be surrendered during the Term of the Lease or any renewal thereof shall be equal to 30,000 square feet of space; and
          G. To the extent that the Tenant surrenders space in a building (e.g., Building No. 2 also known as Building # 300), the Landlord shall have the right at the Landlord’s cost and expense to relocate the Tenant from a building the Tenant is partially occupying (e.g., Building No. 4 also known as Building # 500) to the space that the Tenant has surrendered provided that the amount of space from which the Landlord desires to relocate the Tenant is equal to or less than the space which the Tenant has surrendered.

          H. As part of such surrender, to the extent that there are tenant build-out costs for such space which are not used by the next tenant of the space so surrendered, the Tenant will reimburse the Landlord for the unamortized cost of such tenant build-out costs which shall be computed assuming that all tenant build-out costs are amortized over a term of ten (10) years with interest at 7.15% per annum measured from the Commencement Date, which amount will be equal to determining the remaining principal balance of a loan in an amount of the tenant build-out costs amortized over ten (10) years with interest at the rate of 7.15% per annum. By way of example and not by way of limitation, if the tenant build-out costs applicable to the space surrendered are $50,000, and such space is surrendered after three (3) years of the Term applicable thereto, the remaining unamortized portion of the tenant build-out costs would be $38,533.93, which amount is equal to the remaining principal balance of a loan in the original principal amount of $50,000 amortized over ten (10) years with interest at the rate of 7.15% per annum after thirty-six (36) monthly payments of such loan have been paid.
ARTICLE 29.00 Renewal.
     29.01. Tenant’s Right of Renewal. Tenant shall have the option to extend the Term of this Lease for an additional five (5) years upon all the same terms and conditions as herein provided including the Base Annual Rent and Base Monthly Rent. If Tenant exercises said option, Tenant shall have the option to extend the Term of this Lease for a second additional five (5) years upon all of the same terms and conditions as herein set forth except that the Base Annual Rent and the Base Monthly Rent during such renewal term shall be increased by ten percent (10%). In the event the Tenant desires to extend the Term of this Lease as set forth above, Tenant shall provide Landlord with notice of the exercise of such options at least six (6) months prior to the expiration of the Term of this Lease or the expiration of the first five (5) year extension, as the case may be, and, upon the service of said notice, the Term of this Lease shall be extended upon all of its terms and conditions for an additional five (5) years without the necessity of the execution of any further instrument or document, provided, however, that if at either the date upon which the Tenant exercises such option of renewal or the date of the expiration of the then current Term of this Lease, Tenant is in default beyond any grace period herein provided in the performance of any of the terms or provisions of this Lease, the extension of the Term of this Lease shall, at the option of the Landlord, be and become null and void.
     29.02. No Further Renewal Right. In the event that the Tenant renews this Lease as set forth above, the Tenant shall have no further right to renew this lease following the expiration of the second renewal term, it being the intention of the parties that the Tenant shall have the right to renew the Term of this Lease as described above for no more than ten (10) years beyond the expiration of the initial term of this Lease.
ARTICLE 30.00 Contingencies
     This Lease is contingent upon the Landlord satisfying the contingencies set forth in Exhibit D annexed hereto and made a part hereof. If each contingency set forth in Exhibit D is not satisfied with the time period for such contingency set forth in Exhibit D, the Landlord shall have the right to either: (i) waive such contingency and provide notice of the waiver of such contingency to the Tenant in which event this Lease shall no longer be contingent upon the satisfaction of such contingency; or (ii) cancel this Lease and provide notice to the Tenant of such cancellation in which event neither party shall have further rights or obligations under and pursuant to this Lease.
     IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease by their respective duly authorized officers.

LANDLORD:		TENANT:

SONWIL DEVELOPMENT GROUP, L.L.C.		IMAGING AND SENSING TECHNOLOGY CORPORATION

By:	/s/ Stuart J. Wilson	By:	/s/ Illegible

	Stuart J. Wilson, Member		Name:	Illegible
			Office:	Chairman / CEO

STATE OF NEW YORK)
COUNTY OF ERIE          ) ss.:
     On this 3rd day of December, 1999, before me personally came Stuart J. Wilson, to me personally known, who, being by me duly sworn, did depose and say that he resides at 289 Reist Street, Williamsville, New York; that he is a member of of SONWIL DEVELOPMENT GROUP, L.L.C., the limited liability company described in, and which executed the within Instrument; and that he signed his name thereto by order of the members of the said limited liability company.

/s/ Elsie T. Strabel
Notary Public
ELSIE T. STRABEL Notary Public, State of New York Qualified in Erie County My Commission Expires March 30, 2000

STATE OF NEW YORK           )
COUNTY OF CHEMUNG        ) ss.:
     On this 1st day of December, 1999, before me personally came Philip C. (Illegible), to me personally known, who, being by me duly sworn, did depose and say that he resides at 167 Jennings Rd., Horseheads, Town of Veteran, Chemung Co., New York; that he is the Chairman — C.E.O. of IMAGING AND SENSING TECHNOLOGY CORPORATION, the corporation described in, and which executed the within Instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

/s/ Barbara J. Flatt
Notary Public
BARBARA J. FLATT Notary Public, State of New York No. 4937487, Reg. in Chemung Co. Commission Expires 7-25-2000

     The undersigned hereby consent to the foregoing Lease.

BONDHOLDER:	CHEMUNG COUNTY INDUSTRIAL
DEVELOPMENT AGENCY
NAME:

By:		By:
	Name:		Name:
	Title:		Title:
	Date:		Date:

EXHIBIT A
Landlord	:	Sonwil Development Group, L.L.C.
Tenant	:	Imaging and Sensing Technology Corporation

     The Landlord’s Property has the following Legal Description:
     ALL THAT TRACT OR PARCEL OF LAND situate in the Town of Big Flats, County of Chemung and State of New York, bounded and described as follows:
     COMMENCING at the intersection of the westerly boundary of Kahler Road and the northerly boundary of Daniel Zenker Drive Extension;
     THENCE westerly and southwesterly along said northerly boundary of Daniel Zenker Drive Extension, a distance of 2,224.67 feet to the southwesterly corner of Lot 4 of Airport Industrial Park as shown on Case Map No. 3111 as filed in the Chemung County Clerk’s Office, being the POINT OF BEGINNING of this description;
     THENCE continuing along said northerly boundary of Daniel Zenker Drive Extension, the following three (3) courses:
1.	S 60°08’49” W, a distance of 265.85 feet to a point;

2.	Along a curve to the right having a radius of 1050.00 feet, a chord bearing of S 73°38’49” W and a chord distance of 490.24 feet, an arc distance of 494.80 feet to a point;

3.	S 87°08’49” W, a distance of 173.35 feet to the southeasterly corner of lands now or formerly of “Rhodes” (See Liber 677 of Deeds, Page 1154);

EXHIBIT A

Landlord	:	Sonwil Development Group, L.L.C.
Tenant	:	Imaging and Sensing Technology Corporation

Legal Description, continued
     THENCE N 00°38’54” W along the easterly boundaries of said lands of “Rhodes” (See Liber 677 of Deeds, Page 1154) and lands now or formerly of “Lewis” (see Liber 811 of Deeds, Page 168), a distance of 850.60 feet to a point;
     THENCE N 65°56’23” E, a distance of 775.92 feet to the west line of Lot 4 of Airport Industrial Park;
     THENCE S 11°09’49” E, along the westerly boundary of said Lot 4, being lands now or formerly of “The Chemung County Industrial Development Agency” (See Fiche 860 of Deeds, Page 62), a distance of 905.02 feet to the POINT OR PLACE OF BEGINNING;
     BEING 17.457 acres of land, more or less,
     RESERVING, however a permanent easement for access to and maintenance of a levee and appurtenances along Curthrie Run (a creek) bounded and described as follows:
     BEGINNING at an iron pin set at the southwesterly corner of Lot 5 of Airport Industrial Park as described above;
     THENCE N 00°38’54” W, along the easterly boundary of lands now or formerly of “Rhodes” (See Liber 677 of Deeds, Page 1154), a distance of 799.35 feet to a point;

EXHIBIT A

Landlord	:	Sonwil Development Group, L.L.C.
Tenant	:	Imaging and Sensing Technology Corporation

Legal Description, continued
     THENCE passing through said Lot 5, the following six (6) courses:
1.	N 65°57’54” E, a distance of 36.08 feet to a point;

2.	S 07°30’35” E, a distance of 369.09 feet to a point;

3.	S 16°15’20” E, a distance of 172.24 feet to a point;

4.	S 25°29’20” E, a distance of 122.16 feet to a point;

5.	S 19°53’00” E, a distance of 153.62 feet to a point;

6.	S 51°08’08” E, a distance of 21.70 feet to a point;
     THENCE along said northerly boundary of Daniel Zenker Drive Extension, the following two (2) courses:
1.	Along a non-tangent curve to the right having a radius of 1,050.00 feet, a chord bearing of S 85°15’33” W and a chord bearing 69.18 feet, an arc distance of 69.20 feet to an iron pin set;

2.	S 87°08’49” W, a distance of 173.35 feet to the POINT OR PLACE OF BEGINNING.
     BEING 1.999 acres of land, more or less.

EXHIBIT A

Landlord	:	Sonwil Development Group, L.L.C.
Tenant	:	Imaging and Sensing Technology Corporation

Reduced Copy of Survey Showing the Landlord’s Property

Note:	The Landlord’s Property is Designated Parcel 5A containing 17.457 acres

NORTH PER CASE MAP 3111
CUTHRIE
RUN
"LEWIS"
L.811, P.168
850.60'
N 00° 38' 54" W
663.18'
TOE OF SLOPE
369.09'
N 65° 57' 54" E
36.08'
PARCEL 5A
17.457 ACRES
LOT 5
N 65° 56' 23" E
775.92'
30" GAS LINE
26" GAS LINE
50' BUILDING RESTRICTION LINE
PARCEL 5B
8.093 ACRES
HYDRANT
CONC. WALK
1 STORY BLOCK BUILDING
1 STORY BLOCK BUILDING
CONC. PAD
CONC. PADS
CONC. VAULT
GUARD POSTS AROUND CONC. PAD
366.50'
S 11° 09' 49" E
905.02'
S 11° 09' 49" E
N 88° 52' 00" E
645.18'
LOT 67
LOT 68
LOT 69
LOT 70
LOT 71
LOT 72
LOT 73
CASE MAP 1637
"PATRIC
L.730, P.
"WISSUC
F 590
L.734,
L.629,
F768
"CHI
L.820,
LOT 4
"CHEMUNG COUNTY INDUSTRIAL DEVELOPMENT AGENCY"
FICHE 860-62d

REFERENCE DEED: LIBER 589, PAGE 785
REFERENCE MAP: CASE MAP 3111

LEGEND

- △ IRON PIN
- ○DH DRILL HOLE
- ○PK PK NAIL
- ○ COMPUTED POINT
- CB CATCH BASIN
- LP LIGHT POLE BASE
- WV GV WATER/GAS VALVES
- FLAGGED U.G. UTILITY LINE
- MHO SAN. MANHOLE

I hereby certify that this is a true and accurate survey, prepared in accordance with the existing Code of Practice for Land Surveys adopted by the New York State Association of Professional Land Surveyors.

TAX MAP REFERENCE	
[X] ALL OF [ ] PART OF	
SECTION	57.03
BLOCK	2
PARCEL	86

SUBDIVISION PLANNING

WEILER ASSOCIATES
LICENSED LAND SURVEYORS
HORSEHEADS, N.Y.
NORWICH, CT.

DIVISION OF PART OF LA
THE COUNTY OF CHI
KNOWN AS
LOT 5, AIRPORT INDUST
TOWN OF BIG FLATS
NEW YORK

DRAWN BY: C.L.K.	SCALE: 1" = 100'	REVISED: MAR. OCT.
CHECKED BY: E.L.G.	DATE: FEB. 17, 1999	REVISED: NOV.

EXHIBIT A

Landlord	:	Sonwil Development Group, L.L.C.
Tenant	:	Imaging and Sensing Technology Corporation

Reduced Copy of Survey Showing the Landlord’s Property

Note:	The Landlord’s Property is Designated Parcel 5A containing 17.457 acres

EXHIBIT A

Landlord	:	Sonwil Development Group, L.L.C.
Tenant	:	Imaging and Sensing Technology Corporation

     The Leased Premises is defined as the Tenant’s space in the Buildings as follows:

Building No. 1 (# 100)	:	15,324 square foot office building to be used as Tenant’s corporate headquarters.

Building No. 2 (# 300)	:	30,000 square foot building to be used for light manufacturing, warehouse, distribution and related purposes together with office uses.

Building No. 3 (# 500)	:	30,000 square foot building to be used for light manufacturing, warehouse, distribution and related purposes together with office uses.

Building No. 4 (# 200)	:	40,000 square foot of space in the building containing, in total, 40,000 square feet of space, which space in the building to be used for light manufacturing, warehouse, distribution and related purposes together with office uses.

Note:	The total space to be occupied by the Tenant as of the Commencement Date is 115,324 square feet of space from the 115,324 Rentable Area of the Buildings.

Note:	The location of each of the Buildings is shown in Page 6 of this Exhibit A.

EXHIBIT A

Landlord	:	Sonwil Development Group, L.L.C.
Tenant	:	Imaging and Sensing Technology Corporation

Reduced Copy of Survey Showing the Leased Premises and the Buildings

Note:	The Landlord’s Property is Designated Parcel 5A containing 17.457 acres

Note:	The Leased Premises consists of all the space in the Buildings shown

EXHIBIT B

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

     The Base Annual Rent and the Base Monthly Rent to be paid by the Tenant to the Landlord with respect to each of the Buildings is as follows:

	Per Square Foot	Base Annual	Base Monthly
Building	Base Annual Rent	Rent	Rent

Building No. 1 (# 100)

Corporate Headquarters — 15,324 sq.ft.	$9.70	$148,642.80	$12,386.90

Building No. 2 (# 300)

Sensor and Control Products — 30,000 sq.ft.	$5.75	$172,500.00	$14,375.00

Building No. 3 (# 500)

Electro Optical — 30,000 sq.ft.	$5.85	$175,500.00	$14,625.00

Building No. 4 (# 200)

Visual Imaging — 10,000 sq.ft.	$5.85	$58,500.00	$4,875.00

Visual Imaging 5,000 sq.ft.	$4.42	$22,099.92	$1,841.66

EXHIBIT B

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

	Per Square Foot	Base Annual	Base Monthly
Building	Base Annual Rent	Rent	Rent

Building No. 4 (con’t) (# 200)

Analytical Lamps — 15,000 sq.ft.	$5.75	$86,250.00	$7,187.50

High Current Switch — 10.000 sq.ft.	$5.85	$58.500.00	$4.875.00

Totals (all Buildings)		$721,992.72	$60,166.06
     The parties acknowledge that the above amounts for Base Annual Rent and Base Monthly Rent were based upon the Landlord receiving financing with respect to Landlord’s Project at an interest rate of 7.15% per annum with payments computed on the basis of a fifteen (15) year amortization period. The parties further acknowledge that, by reason of the Landlord receiving certain tax exempt financing through the Chemung County Industrial Development Agency based on the Tenant’s use of the Leased Premises, the interest rate with respect to Landlord’s financing may be less than 7.15% per annum with the benefits of such lower financing resulting in a reduced Base Rent to the Tenant as set forth herein.

EXHIBIT B

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

     Based on the foregoing, the parties agree that the Base Annual Rent and Base Monthly Rent to be paid by the Tenant to the Landlord during each Lease Year of the original Term of the Lease (being the Term for 10 years) shall be reduced by the difference between:
(i) the annual amount of interest payable by Landlord to its bank or other financial institution with respect to the Landlord’s financing utilizing an assumed interest rate of 7.15% per annum and an amortization period of fifteen (15) years; and
(ii) the actual amount of interest payable by Landlord to its bank or other financial institution with respect to the Landlord’s financing utilizing the actual interest rate charged to Landlord and an amortization period of fifteen (15) years.
     The reduction in Base Annual Rent shall be determined as set forth above and divided by twelve (12) to determine the reductions in Base Monthly Rent.
     The parties acknowledge and agree that the 7.15% per annum rate set forth herein is an assumed rate for purposes of computing the reductions in rent payable by Tenant. No modifications in the Base Rent shall be made if a greater or lesser interest rate is actually obtained by Landlord except to the extent set forth herein.
     In the event of any refinancing by the Landlord, the above reductions in rent shall be re-computed. In such case, the parties agree that the Base Annual Rent and Base Monthly Rent to be paid by the Tenant to the Landlord during each Lease Year of the original Term of the Lease or portions thereof following

EXHIBIT B

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

such re-financing shall be reduced by the difference between:
(i) the annual amount of interest payable by Landlord to its bank or other financial institution with respect to the Landlord’s financing utilizing an assumed interest rate of 7.15% per annum for the balance of the original amortization period of fifteen (15) years; and
(ii) the actual amount of interest payable by Landlord to its bank or other financial institution with respect to the Landlord’s financing following such refinancing utilizing the actual interest rate charged to Landlord for the balance of the original amortization period of fifteen (15) years.
No refinancing undertaken by the Landlord shall operate to reduce the amount of reductions in the Base Rent payable by Tenant by reason of the tax exempt financing obtained by Landlord resulting from Tenant’s use of the Leased Premises.
     The above reductions in rent shall be applicable solely with respect to the original ten (10) year Term of the Lease. In the event that the Tenant exercises its right to renew the term of this Lease and there was a rate change with respect to the Landlord’s financing as is anticipated at the end of the tenth (10th) year of the term of such financing, a similar calculation would be made to determine the difference in the interest payable by Landlord for the balance of the original fifteen (15) year amortization period if there was no tax exempt financing available to Landlord and the interest actually payable by Landlord with respect to the Landlord’s financing for the remainder of the original fifteen (15) year amortization period. In such event, Tenant would receive the difference between the amount of interest payable by Landlord had there been no tax

EXHIBIT B

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

exempt financing and the amount of interest actually payable by Landlord by reason of such tax exempt financing.
     Notwithstanding anything contained herein, to the extent that tax exempt financing is no longer applicable to Landlord’s financing through no fault of the Landlord (e.g., based on Tenant’s change in use of the Leased Premises or otherwise), the above reductions in rent shall no longer be applicable.
     By way of example, and not by way of limitation, in the event that Landlord obtains financing in the sum of $5,024,690 with respect to the Project, the total amount of interest payable by Landlord with respect to such financing at an assumed interest rate of 7.15% per annum and an amortization period of fifteen (15) years would be $352,996.30 during the first year of the term of such financing (being deemed for purposes of this example to be the same as the first Lease Year) as set forth in the partial amortization schedule set forth in Page 7 of this Exhibit B. In the event that Landlord obtains tax exempt financing such that the interest rate with respect to Landlord’s financing is 6.00% per annum, the interest payable by Landlord with respect to such financing utilizing a fifteen (15) year amortization period is $295,683.64 during the first year of the term of such financing (being deemed for purposes of this example to be the same as the first Lease Year) as set forth in the partial amortization schedule set forth in Page 8 of this Exhibit B. The difference in such interest payments is $57,312.66 for such Lease Year. In such case, Tenant’s Base Annual Rent for such year shall be reduced by $57,312.66. Tenant’s Base Monthly Rent shall thus be reduced by the sum of $4,776.05 per month during such Lease Year. A similar procedure shall be utilized to calculate the reduction in Tenant’s Base Rent during each Lease Year.

EXHIBIT B

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

     Continuing with the same example, in the event that there was a rate change with respect to the Landlord’s financing at the end of the tenth (10th) year of the term of such financing, a similar calculation would be made to determine the difference in the interest payable by Landlord for the balance of the original fifteen (15) year amortization period if there was no tax exempt financing available to Landlord and the interest actually payable by Landlord with respect to the Landlord’s financing for the remainder of the original fifteen (15) year amortization period.
     Notwithstanding anything contained in this Lease, any extra fees and expenses incurred by the Landlord in obtaining tax exempt financing shall be paid by the Tenant or advanced by the Tenant to the Landlord or to the third party to whom the same are to be paid.
[End of Page; the next page is page 7]

EXHIBIT B

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

Loan Amortization Schedule
Loan Terms

Principle Amount	$5,024,690.00	Number of Payments	180
Annual Interest rate	7.15%	Payment Amount	$45,585.76
Payments Per Year	12
Term in Years	15
Balloon Payment	$0.00

Payment
Number	Principle	Interest	Balance
0			$5,024,690.00
1	$15,646.98	$29,938.78	$5,009,043.02
2	$15,740.21	$29,845.55	$4,993,302.81
3	$15,833.99	$29,751.76	$4,977,468.82
4	$15,928.34	$29,657.42	$4,961,540.48
5	$16,023.24	$29,562.51	$4,945,517.24
6	$16,118.72	$29,467.04	$4,929,398.52
7	$16,214.76	$29,371.00	$4,913,183.76
8	$16,311.37	$29,274.39	$4,896,872.39
9	$16,408.56	$29,177.20	$4,880,463.84
10	$16,506.33	$29,079.43	$4,863,957.51
11	$16,604.68	$28,981.08	$4,847,352.83
12	$16,703.61	$28,882.14	$4,830,649.22

Total Interest		$352,996.30

EXHIBIT B

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

Loan Amortization Schedule
Loan Terms

Principle Amount	$5,024,690.00	Number of Payments	180
Annual Interest rate	6.00%	Payment Amount	$42,401.19
Payments Per Year	12
Term in Years	15
Balloon Payment	$0.00

Payment
Number	Principle	Interest	Balance
0			$5,024,690.00
1	$17,277.74	$25,123.45	$5,007,412.26
2	$17,364.13	$25,037.06	$4,990,048.13
3	$17,450.95	$24,950.24	$4,972,597.18
4	$17,538.20	$24,862.99	$4,955,058.98
5	$17,625.89	$24,775.29	$4,937,433.08
6	$17,714.02	$24,687.17	$4,919,719.06
7	$17,802.59	$24,598.60	$4,901,916.47
8	$17,891.61	$24,509.58	$4,884,024.86
9	$17,981.07	$24,420.12	$4,866,043.79
10	$18,070.97	$24,330.22	$4,847,972.82
11	$18,161.33	$24,239.86	$4,829,811.50
12	$18,252.13	$24,149.06	$4,811,559.36

Total Interest		$295,683.64

EXHIBIT C

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

Landlord’s Work
          The Landlord’s Work shall consist of constructing the Buildings together with all related site work and interior improvements of the Leased Premises in accordance with the drawings set forth in Pages 3 through 12 of this Exhibit C, copies of which have been provided to the Tenant and the Landlord’s Standard Tenant Work Letter which is made a part of this Exhibit as Pages 13 and 14 of this Exhibit C. Such work is to be modified as set forth on Page 15 and on Pages 16 and 17 of this Exhibit C. To the extent that mechanical systems are not shown in such drawings, the systems to be constructed shall be those systems described in a certain agreement between Sonwil Distribution Center, Inc. and the Tenant dated January 19, 1999 (the “Agreement”).
          The parties acknowledge and agree that portions of the Work set forth in the drawings identified as part of this Exhibit C are to be furnished, installed and constructed by the Tenant at the Tenant’s cost and expense as set forth in such drawings and as set forth in this Exhibit C.
          The Landlord and Tenant further acknowledge and agree that there have been certain revisions to the Work as shown on such drawings from that contained in the Agreement. The parties shall determine the net aggregate amount of such additions or deletions no later than sixty (60) days following the date of Substantial Completion of the last of the Buildings to be constructed. There shall be no change in the Base Rent notwithstanding any such changes. To the extent there are aggregate cost savings based on such changes in the Landlord’s Work from that set forth in the Agreement, the Landlord shall pay the Tenant the amount thereof together with a mark-up of 15% of such amount. To the extent there are aggregate cost increases based on such changes in the Landlord’s Work from that set forth

EXHIBIT C

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

Landlord’s Work
in the Agreement, the Tenant shall pay the Landlord the amount thereof together with a mark-up of 15% of such amount.
          All materials shall be new. The Landlord’s Work shall be constructed in accordance with applicable laws, rules, regulations and building codes. The Landlord shall cause all contractors constructing the Leased Premises to warrant all work and materials for one (1) year unless a manufacturer’s warranty is less than or greater than one (1) year in which event such manufacturer’s warranty shall be applicable. The Tenant shall have the benefit and be subject to all of the burdens of each applicable contractor’s warranty and manufacturer’s warranty as to the items of the Landlord’s Work. In the event that the Landlord fails or refuses to enforce any applicable contractor’s or manufacturer’s warranty pertinent to Leased Premises, the same shall be deemed assigned to and enforceable by the Tenant to the extent that the same is pertinent to the Leased Premises or any component thereof.
          The Landlord shall achieve Substantial Completion of the Buildings as follows: Building No. 1 (#100) by January 10, 2000; Building No. 2 (#300) by December 31, 1999; Building No. 3 (#500) by December 3, 1999; and Building No. 4 (#200) by January 28, 2000.
[End of Page 2; the next page is page 3]

EXHIBIT C

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

Landlord’s Work
     The drawings and specifications which define the Landlord’s Work are itemized as follows:
     Building and Related Drawings Prepared by or under the direction of Carmina Silverstri Architects:

Drawing
Number	Title	Date	Revised Date	Notes
___	Face Sheet	___
Sonwil Development Group, LLC
Building #100
Dated June 23, 1999
C.S Architect Project
No. 99009.02

T-l	Tables	3/18/99
SP-1	Site Layout Plan	3/19/99	8/26/99	1
SP-2	Grading and Drainage Plan	3/24/99	4/29/99 8/26/99
SP-3	Sanitary Sewer and Waterline Plan	3/24/99
SP-4	Site Details	3/24/99
SP-5	Sanitary Sewer and Waterline Details	3/24/99
LP-1	Site Landscape Plan	3/19/99	4/27/99	1
S-l	Foundation/Floor Plan (#100)	3/23/99	4/08/99
S-2	Roof Framing Plan (#100)	3/23/99	4/08/99

EXHIBIT C

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

Drawing
Number	Title	Date	Revised Date	Notes
S-3	General Notes (#100)	3/23/99
S-4	Typical Details (#100)	3/23/99
S-5	Sections (#100)	3/23/99	4/08/99
A-l	Floor Plan (#100)	3/25/99	4/08/99
A-2	Rough Plan (#100)	3/25/99	4/08/99
5/13/99
A-3	Exterior Elevations (#100)	3/25/99	4/08/99
5/13/99
A-4	Wall Sections (#100)	3/25/99	4/08/99
5/13/99
A-5	Wall Sections (#100)	3/25/99	4/08/99
5/13/99
A-6	Details & Door Schedule (#100)	3/25/99	4/08/99
5/13/99
—	Face Sheet	—
Sonwil Development Group, LLC
Building #200 High Current Switch,
Visual Imaging Systems, Analytical Lamps
Dated June 23, 1999
C.S Architect Project
No. 99009.03

S-1	Foundation/Floor Plan (#200)	3/25/99	6/12/99
6/24/99
S-2	Roof Framing Plan (#200)	3/23/99	4/08/99
S-3	General Notes (#200)	3/23/99
S-4	Typical Details (#200)	3/23/99

EXHIBIT C

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging And Sensing Technology Corporation

Drawing
Number	Title	Date	Revised Date	Notes
S-5	Sections (#200)	3/23/99
A-1	Floor Plan (#200)	6/10/99	4/08/99
6/17/99
A-2	Roof Plan (#200)	3/25/99	4/08/99
6/17/99
A-3	Exterior Elevations (#200)	3/25/99	4/08/99
6/17/99
A-4	Wall Sections (#200)	3/25/99	4/08/99
A-5	Wall Sections (#200)	3/25/99	4/08/99
6/17/99
A-6	Wall Sections and Details (#200)	3/25/99	4/08/99
6/17/99
A-7	Details & Door Schedule (#200)	6/10/99	4/08/99
6/17/99
—	Face Sheet	—
Sonwil Development Group, LLC
Building #300
Sensor & Control Products
Dated June 23, 1999
C.S Architect Project
No. 99009.04

S-1	Foundation/Floor Plan (#300)	3/23/99	6/21/99
S-2	Roof Framing Plan (#300)	3/23/99	4/08/99
S-3	General Notes (#300)	3/23/99
S-4	Typical Details (#300)	3/23/99
S-5	Sections (#300)	3/23/99

EXHIBIT C

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

Drawing
Number	Title	Date	Revised Date	Notes
A-1	Floor Plan (#300)	3/25/99	6/17/99
A-2	Roof Plan (#300)	3/25/99	4/08/99 6/17/99
A-3	Exterior Elevations (#300)	3/25/99	6/17/99
A-4	Wall Sections (#300)	3/25/99	6/17/99
A-5	Wall Sections (#300)	3/25/99	4/08/99 6/17/99
A-6	Wall Sections and Details (#300)	6/09/99	4/08/99 6/18/99
A-7	Details & Door Schedule (#300)	6/09/99	4/08/99 6/18/99
—	Face Sheet	—
Sonwil Development Group, LLC
Building #500
Electro-Optical Products
Dated June 23, 1999
C.S Architect Project
No. 99009.04

S-1	Foundation/Floor Plan (#500)	3/23/99	4/08/99
S-2	Roof Framing Plan (#500)	3/23/99	4/08/99
S-3	General Notes (#500)	3/23/99
S-4	Typical Details (#500)	3/23/99
S-5	Sections (#500)	3/23/99

EXHIBIT C

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

Drawing
Number	Title	Date	Revised Date	Notes
A-1	Floor Plan (#500)	3/25/99	6/17/99
A-2	Roof Plan (#500)	3/25/99	4/08/99 6/17/99
A-3	Exterior Elevations (#500)	6/10/99	6/17/99
A-4	Wall Sections (#500)	3/25/99	6/10/99 6/17/99
A-5	Wall Sections	3/25/99	4/08/99 6/17/99
A-6	Wall Sections and Details (#500)	3/25/99	6/17/99
A-7	Details & Door Schedule (#500)	3/25/99	4/08/99
[End of Page; The next page follows.]

EXHIBIT C

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

Tenant Improvement Plans Prepared by or under the direction of Carmina Silvestri Architects and dated June 23, 1999, revised September 17, 1999 and summarized as follows:
Building 100 “Corporate”;
Architectural:

Drawing
Number	Title	Date	Revised Date	Notes
A-1	Floor Plan, Wall Types & Details	7/14/99	8/24/99	2
A-2	Reflected Ceiling Plan & Details	7/13/99	8/24/99
A-3	Door Schedule, Room Finish Schedule, Millwork Details	6/23/99	8/23/99
A-4	Enlarged Plans, Misc. Sections	7/13/99	8/27/99
Building 200 “Visual Imaging Systems”:
Architectural:

Drawing
Number	Title	Date	Revised Date	Notes
A-1	Floor Plan, Wall Types & Details	6/23/99	9/17/99
A-2	Reflected Ceiling Plan & Details	6/23/99	9/17/99

EXHIBIT C

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

Building 200 “Visual Imaging Systems”, continued:
Architectural:

Drawing
Number	Title	Date	Revised Date	Notes
A-3	Door Schedule, Room Finish Schedule, Enlarged Plans; Millwork Details & Interior Elevations	9/03/99	9/17/99
Building 200 “High Current Switch”:
Architectural:

Drawing
Number	Title	Date	Revised Date	Notes
A-1	Floor Plan, Wall Types & Details	6/22/99	9/17/99	3
A-2	Reflected Ceiling Plan & Details	6/23/99	9/17/99
A-3	Door Schedule, Room Finish Schedule, Enlarged Plans; Millwork Details & Interior Elevations	9/03/99	9/17/99

EXHIBIT C

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

Building 200 “Analytical Lamps”:
Architectural:

Drawing
Number	Title	Date	Revised Date	Notes
A-1	Floor Plan, Wall Types & Details	6/23/99	9/17/99
A-2	Reflected Ceiling Plan & Details	6/23/99	9/17/99
A-3	Door Schedule, Room Finish Schedule, Enlarged Plans; Millwork Details & Interior Elevations	9/03/99	9/17/99
Building 300 “Sensor & Control Products”:
Architectural:

Drawing
Number	Title	Date	Revised Date	Notes
A-1	Floor Plan, Wall Types & Details	5/31/99	9/17/99
A-2	Reflected Ceiling Plan & Details	6/23/99	9/17/99
A-3	Door Schedule, Room Finish Schedule, Enlarged Plans; Millwork Details & Interior Elevations	9/03/99

EXHIBIT C

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

Building 500 “Electro-Optical Products”:
Architectural:

Drawing
Number	Title	Date	Revised Date	Notes
A-1	Floor Plan, Wall Types & Details	6/23/99	9/17/99
A-2	Reflected Ceiling Plan & Details	6/23/99	9/17/99
A-3	Door Schedule, Room Finish	9/03/99	9/17/99
Schedule, Enlarged Plans;
Millwork Details & Interior Elevations
[End of Drawings describing Landlord’s Work]
The following drawings and specifications are listed for informational purposes only and do not describe Landlord’s Work, except as noted:
Electrical Drawings prepared by or under the supervision of Thomas Associates Architects & Engineers, P.C.:
Building 200:

Drawing
Number	Title	Date	Revised Date	Notes
E 201	Electrical	7/30/99	9/03/99 9/24/99	4
E-202	Electrical Details and Risers	7/30/99	9/03/99	5

EXHIBIT C

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

Drawing
Number	Title	Date	Revised Date	Notes
Building 300:

E-301	Electrical	7/30/99	9/08/99	4
E-302	Electrical Details and Risers .	7/30/99	8/24/99 9/03/99	5

Building 500:

E-501	Electrical	7/30/99	9/08/99	4
E-503	Electrical Details and Risers	7/30/99	8/24/99 9/03/99	5
Notes
          The following notations pertain to the drawings identified on Pages 3 through 12 of Exhibit C, where indicated above:
          1. All hydrogen, oxygen and nitrogen tanks and equipment, cooling towers, evaporators, pads, fences, gates, bollards and similar equipment are to be supplied by Tenant at its sole expense and are not part of Landlord’s Work.
          2. Drawing is modified by the unmarked drawing received from Tenant on or about October 14, 1999, which is attached as page 15 of this Exhibit C. A revised drawing, to be prepared by Landlord’s architect consistent with the unmarked drawing, shall be substituted for the existing drawing. The Reception desk is to be supplied by Tenant. Cabinets and counter tops are to be supplied as provided in attached Standard Tenant Work Letter.
          3. Additional grade level door not shown on drawing to be supplied by Landlord.
          4. Drawing included solely to show location on electrical panels.
          5. Electrical panels identified by (S) are to be supplied by Landlord as part of Landlord’s Work. All other electrical panels and equipment are to be supplied by Tenant.

EXHIBIT C

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

Landlord’s Standard Tenant Work Letter
STANDARD TENANT WORK LETTER
DEMISING WALLS
Constructed with metal studs and 5/8” gypsum wallboard. Wall to extend from bottom of metal decking to floor. All exposed wall surface shall be taped, sanded and finished with one coat of primer and two coats of satin latex paint.
INTERIOR PARTITIONS
Constructed with 3 1/2” metal studs and 1/2” gypsum wallboard. All partition walls to be framed 16” on centers. 10 lineal feet of partition wall per 120 sq.ft. net space. All walls to have one prime coat of paint and two coats of satin latex paint.
CEILINGS
Ceilings to be at the height of 8’ 6” minimum throughout Ceilings to be extruded metal grid, white on black with 2’ x 2’ lay in acoustical tile with revealed edge.
DOORS, FRAMES, HARDWARE
Main Exterior Entrance: Doors tempered 1/4” tinted plate glass. Door to be supplied with dead bolt with paddle hardware, closure and pivot hinge top and bottom.
Interior Doors: One interior door for every 300 sq. ft. of finished area, doors shall be
1 3/4”x3’-0”x7’-0” solid cone Birch Veneer in metal frame, stained and varnished or painted. Interior doors will include door stop, passage set and three hinges. There will be two closures for every eight interior door. There will be two lock sets for every eight interior doors. All door hardware shall be Schlage mfg. or equal, with brushed aluminum finish.
CARPET
Standard carpeting will be 28oz. commercial grade. All carpet to be polypropylene action backed.
“Handled with Pride and Care”

EXHIBIT C

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

Landlord’s Standard Tenant Work Letter
VINYL FLOOR COVERING
All vinyl floor covering to be 3/32” heavy duty commercials grade.
CABINETS/TOPS
One lineal foot of cabinets per cach 380 net foot of floor space. Cabinets shall consist of lower cabinets and counter top. All cabinets of plastic laminate construction.
PLUMBING
All plumbing fixtures for a ladies and men’s rest room to be commercial grade and will comply with all local ordinances and handicap accessible.
HEATING AND COOLING
Forced air/heat system. One heating/cooling zone for approximately every 3,000 sq.ft. of net space, depending upon location within building. Relative humidity controlled between 25% and 55%. System is designed to maintain 70 degrees F. when outside temperature is 90 degrees F. and 70 degrees F. when outside temperature is zero degrees F. A programmable thermostat unit will be installed in each finished tenant area.
LIGHTING
In finished areas a 2’ x 4’ three tube lay in fixture will be supplied for every 100 sq. ft. Lighting will yield on average of 65 foot candles. Each room will have one light switch. Fixtures arc parabolic, electronic ballasts with T-8 energy efficient lamps.
ELECTRICAL OUTLETS
For each 150 sq. ft. of finished area two duplex outlets will be provided.
ELECTRICAL DISTRIBUTION
Electrical service to consist of 125 amps. 3 phase, 120/208 volt, all wiring to comply with New York Fire Underwriter code.
“Handled with Pride and Care”

WALL MOVED LEFT
FLUSH WITH 144 WALL
32'-0"
32'-0"
12'-10"
11'-1"
10'-4"
10'-4"
10'-5"
MIS
144
MIS
143
COMP. ENG.
141
PURCHASER
REMOVE
CLOSET
135
SUPPLIES
138
TRAFFIC MGR
134
SERVER
146
MEN
10'-5"
14'-0"
MARKETING
160
MARKETING
157
TELEPHONE
158
MECHANICAL
161
COPY / MAIL
163
ACCT'G ROOM 145
OPEN OFFICE 140
OPEN OFFICE 151
REMOVED
ACCT'G ROOMS 147, 148, 149
MOVED AND REDESIGNATED
AS HR. ROOM 147, 148, 149
SEE CHANGE TO OPEN OFFICE 123
DOORS 137, 138, 142
MOVED TO HR. 148, 149, 147
SEE CHANGE TO OPEN OFFICE 123
DOOR 143
MOVED TO TELEPHONE ROOM 158
OFFICE DIM. AND LOCATION CHANGES
OFFICE DIM. CHANGES
82'-0"
39'-10"
39'-10"
21'-3⅜"
12'-0"
12'-0"
12'-0"
15'-0"
CEO
150
ACCT'G
152
ACCT'G
153
ACCT'G
154
MARKETING
155
WAITING
101

182'-0"
17'-7"
11'-1"
5'-0"
9'-7"
1'-5"
OPEN OFFICE 123
COVERTED TO
ENCLOSED OFFICES
ROOM DESIGNATIONS
AND DOORS TAKEN
FROM THE REMOVED
ACCT'G OFFICES
DOOR MOVED
TO LEFT OF ROOM
LOBBY
103
SCALE
1/8" = 1'

TENANT DRAWING DATED 10/14/99
[See Note 2]

Page 15 to Exhibit C

EXHIBIT C

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

Landlord’s Work
     The Landlord and Tenant further acknowledge and agree that, with respect to the additional 5,000 square feet of space located in Building No. 4 (#200) being leased by Tenant for its Visual Imaging Systems division, the following shall apply:
1.	The ceiling will be painted white.

2.	The walls will be painted white.

3.	Electricity shall be pulled from the adjacent space.

4.	Lighting will be equal to the production area for the building located at 400 Sonwil Drive, Cheektowaga, New York leased by IST Conax Nuclear, Inc. from Sonwil Distribution Center, Inc.

5.	Landlord to install:
120 volt duplex plugs;
2 plugs by dock door;
2 plugs in middle of facility, one on each wall; and
2 plugs in front of facility.
6.	One truck level door, 8’x9’, with dock leveler, seal and bumpers shall be installed equal to others being installed.

7.	The floor will be sealed.

8.	No entrance doors will be installed in the front portion of the Building as to such space. The entrance door in the rear portion in the Building as to such space will be installed.

9.	Switching for lighting will be installed so that electricity can be turned on for half of the space with a separate breaker or breakers to reduce electrical costs.

EXHIBIT C

Landlord	:	Sonwil Development Group, Inc.
Tenant	:	Imaging and Sensing Technology Corporation

Landlord’s Work
10.	Demising Wall will be located from H-4 to H-2 with no demising wall installed from H-2 to the rear wall of the Building as shown on drawing A-l for Building # 200 for Visual Imaging Systems.

11.	Main MDP for Building #200 will have 200 A (480/277 V 3p) breaker installed for future use by Tenant.
[End of Page 17; End of Exhibit C]

EXHIBIT D

Landlord	:	Sonwil Distribution Center, Inc.
Tenant	:	Imaging and Sensing Technology Corporation
CONTINGENCIES, Page 1
     This Lease is contingent upon the following:
A.	Landlord obtaining and closing on construction and permanent financing for the construction of the Buildings, the related site improvements and the Landlord’s Work and all matters incidental thereto including, but not limited to, procurement of all building and other permits necessary to construct the Buildings, the said site improvements and the Landlord’s Work. In the event that the Landlord does not obtain and/or close on such construction and permanent financing, the Landlord shall have the option to cancel and terminate this Lease upon written notice to the Tenant and, in the event of such cancellation, this Lease shall be canceled and terminated and neither party shall have any further rights or obligations hereunder.

B.	The Landlord being able to acquire the Landlord’s Property at no cost to it other than legal fees and other normal real estate transfer expenses.

C.	The Landlord’s Property being satisfactory to Landlord and its lender with respect to the construction of the Landlord’s Work based on environmental, wetlands, geotechnical and other site-related studies.

D.	The plans which the Landlord has prepared with respect to the Landlord’s Work being approved by Corning Consumer Products, Inc. in accordance with its agreement with the CCIDA and the Landlord being able to obtain all necessary and required permits and approvals from governmental authorities to construct the Landlord’s Work.
[End of Schedule]